UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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THE AES CORPORATION

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NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION
TO BE HELD ON THURSDAY, APRIL 19, 2018
March 9, 2018
TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:
Notice is hereby given that the 2018 Annual Meeting of Stockholders of The AES Corporation (the “Company” or “AES”) will be held on Thursday, April 19, 2018, at 9:30 a.m. EDT, at the American Trucking Association Conference Center, 950 North Glebe Road, Suite 210, Arlington, VA 22203 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect ten members to the Company’s Board of Directors (the “Board”);

2.	To approve, on an advisory basis, the Company’s executive compensation;

3.	To ratify the appointment of Ernst & Young LLP (“EY” or the “Independent Registered Public Accounting Firm”) as the independent auditors of the Company for fiscal year 2018;

4.	To ratify the special meeting provisions in the Company’s By-Laws;

5.	If properly presented, to vote on a nonbinding Stockholder proposal seeking an assessment relating to a two degree scenario and impacts on the Company’s business; and

6.	To transact such other business as may properly come before the Annual Meeting.
Doors to the meeting will open at 8:30 a.m. EDT. Stockholders of record at the close of business on February 26, 2018 are entitled to notice of, and to vote at, the Annual Meeting. If you plan to attend the Annual Meeting, please note that, for security reasons, before being admitted, you must present your admission ticket or proof of stock ownership and valid photo identification at the door. All hand-carried items will be subject to inspection and any bags, briefcases or packages must be checked at the registration desk prior to entering the meeting room.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 19, 2018: THE PROXY STATEMENT, ANNUAL REPORT ON FORM 10-K AND RELATED PROXY MATERIALS ARE AVAILABLE FREE OF CHARGE AT www.edocumentview.com/aes.

Vincent W. Mathis
Senior Vice President, Corporate Affairs and Corporate Secretary

Table of Contents

NOTICE OF ANNUAL 2018 MEETING	1
TABLE OF CONTENTS	2
PROXY STATEMENT
Proxy Statement Summary	4
BOARD OF DIRECTORS
PROPOSAL 1: ELECTION OF DIRECTORS	9
BOARD AND COMMITTEE GOVERNANCE MATTERS
Director Independence	15
Board and Leadership Structure	15
Board Committees	16
Director Attendance	19
The Board’s Role in Risk Management	20
ADDITIONAL GOVERNANCE MATTERS
Transactions with Related Persons	21
Submission of Future Stockholder Proposals and Nominations for Director	21
AES Code of Business Conduct and Corporate Governance Guidelines	23
Other Governance Information	23
DIRECTOR COMPENSATION
Director Compensation Program	25
Director Compensation Table	26
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis	28
Executive Summary	28
Our Executive Compensation Process	30
Overview of AES Total Compensation	33
2017 Compensation Determinations	34
Other Relevant Compensation Elements and Policies	40
Compensation Committee Report	43
Risk Assessment	43
Summary Compensation Table	44
Grants of Plan-Based Awards Table	47
Narrative Disclosure Relative to the Summary Compensation Table and the Grants of Plan-Based Awards Table	48
Outstanding Equity Awards at Fiscal Year-End	50
Option Exercises and Stock Vested	52
Non-Qualified Deferred Compensation	53
Narrative Disclosure Relative to the Non-Qualified Deferred Compensation Table	53
Potential Payments Upon Termination or Change-in-Control	55
Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control	56
Payment of Long-Term Compensation Awards in the Event of Termination or Change-in-Control as Determined by the Provisions Set Forth in the 2003 Long-Term Compensation Plan	57
CEO Pay Ratio	60
PROPOSAL 2: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION	60

AUDIT MATTERS
Report of the Financial Audit Committee	62
Information Regarding the Independent Registered Public Accounting Firm	63
PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2018	64
STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	65
COMPANY PROPOSAL
PROPOSAL 4: RATIFICATION OF THE SPECIAL MEETING PROVISIONS IN THE COMPANY’S BY-LAWS	67
STOCKHOLDER PROPOSAL
PROPOSAL 5: IF PROPERLY PRESENTED, A NONBINDING STOCKHOLDER PROPOSAL SEEKING AN ASSESSMENT RELATING TO A TWO DEGREE SCENARIO AND IMPACTS ON THE COMPANY’S BUSINESS	70
QUESTIONS AND ANSWERS REGARDING OUR PROXY STATEMENT AND 2018 ANNUAL MEETING	75
DIRECTIONS TO THE 2018 ANNUAL MEETING	77
APPENDIX A: SECTION 2.04 OF THE COMPANY’S AMENDED AND RESTATED BY-LAWS	78

The AES Corporation Proxy Statement 2

Proxy Statement

PROXY STATEMENT
March 9, 2018

The Board of Directors (the “Board”) of The AES Corporation (the “Company” or “AES”) is soliciting proxies to be voted on the Stockholders’ behalf at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”).
The Annual Meeting will commence at 9:30 a.m. EDT on Thursday, April 19, 2018. The Annual Meeting will be held at American Trucking Association Conference Center, 950 North Glebe Road, Suite 210, Arlington, VA 22203.
This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you. In accordance with rules adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Stockholder of record, we are furnishing proxy materials to our Stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your Proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
This Proxy Statement and accompanying Proxy Card, Annual Report on Form 10-K for the year ended December 31, 2017 (“AES’ Form 10-K”) and related proxy materials will first be given and/or made available to Stockholders on or about March 9, 2018. These materials will be available at www.envisionreports.com/aes for registered holders of AES stock and, at www.edocumentview.com/aes for beneficial holders of AES stock. In accordance with SEC rules, the websites, www.envisionreports.com/aes and www.edocumentview.com/aes, provide complete anonymity with respect to a Stockholder accessing the websites.
At the close of business on February 26, 2018, there were 660,492,509 shares of common stock outstanding. Each share of common stock is entitled to one vote.

The AES Corporation Proxy Statement 3

Proxy Statement Summary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (“AES Form 10-K”). We undertake no responsibility to publicly update or revise any forward-looking statement.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and AES’ Form 10-K before you vote.

Date and Time:	April 19, 2018	Location:	American Trucking Association Conference Center
	9:30 a.m. EDT		950 North Glebe Road, Suite 210, Arlington, VA 22203

Record Date:	February 26, 2018		* Admission Ticket required, please see page 75 of this Proxy Statement for details.

Voting Matters	Board of Directors’ Recommendations
1. Election of Ten Director Nominees	FOR all Director Nominees
2. Advisory Approval of Executive Compensation	FOR
3. Ratification of Appointment of EY as the Independent Auditors for Fiscal Year 2018	FOR
4. Ratification of the Special Meeting Provisions in the Company’s By-Laws	FOR
5. If Properly Presented, a Nonbinding Stockholder Proposal Seeking an Assessment Relating to a Two Degree Scenario and Impacts on the Company’s Business	AGAINST

CORPORATE GOVERNANCE
Our Corporate Governance Policies Reflect Best Practices

• Annual Election of All Directors	• 97% Average Attendance of Incumbent Directors at Board and Committee Meetings
• Non-Executive, Independent Chair of the Board Since 2003	• Audit, Compensation Committee and Nominating Committee Members are All Independent
• Nine out of Ten Director Nominees are Independent	• Directors are Subject to Rigorous Stock Ownership Requirements
• Annual Board and Committee Self-Evaluations and Review of Director Qualifications	• Director Compensation Reviewed Annually
• Executive Sessions of Independent Directors Held at Each Regularly Scheduled Board Meeting, and Directors Meet Periodically Throughout the Year with Individual Members of Management	• Financial Audit Committee Members are all Financially Literate and three of four are Audit Committee Financial Experts
• Directors Subject to Term Limits, Average Tenure of Our Directors is Less than Five Years	• No Increase in Director Compensation Since 2012

The AES Corporation Proxy Statement 4

Proxy Statement Summary

2017 Stockholder Engagement Program

We place great value on Stockholder outreach, and engage regularly with our investors to gain insight into the governance issues about which they care most. We seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business and aim to ensure that our corporate governance practices are informed by, and generally are in line with, our Stockholders’ expectations.

Special Meeting By-Laws

When AES considers significant governance questions, we reach out to our largest Stockholders to obtain their views and ensure that we adopt corporate governance practices and procedures that are in line with their expectations. We pursued this approach in 2015 when we received a Stockholder proposal to adopt By-Laws that provide our Stockholders with the right to call a special meeting.

•
AES 2015 Advisory Approval from our Stockholders to Adopt Special Meeting By-Laws with a 25% Threshold. At the 2015 Annual Meeting of Stockholders, AES included a management proposal for our Stockholders to approve, on an advisory basis, By-Laws granting Stockholders holding at least 25% of our stock the right to call a special meeting (the “25% Threshold”). At that same Annual Meeting, we included a Stockholder proposal in our proxy materials requesting that our Stockholders approve the adoption of By-Laws providing for Stockholders holding 20% of our common stock to call a special meeting. Our Stockholders overwhelmingly voted “FOR” management’s proposal to adopt special meeting By-Laws at the 25% Threshold (approximately 70%), while the Stockholder proposal only received approximately 36% of “FOR” votes.

•
AES Executed on our Stockholders’ Wishes and Adopted Special Meeting By-Laws with a 25% Threshold. Following the 2015 Annual Meeting, the Company engaged in discussions regarding the management-sponsored special meeting proposal with a number of our Stockholders that, in the aggregate, held nearly half of our outstanding stock. Based on the overwhelming response from our Stockholders at the 2015 Annual Meeting and the support expressed during our follow-up communications with a significant portion of our Stockholder base, the Board amended the By-Laws to provide a right for Stockholders holding at least 25% of our stock to call a special meeting. Our adoption of the special meeting By-Laws followed a more than year-long process of Stockholder outreach, internal and external consultant deliberation, and expense, and ultimately represented the final step in our effort to adopt special meeting By-Laws that comported with the predominant wishes of our Stockholders.

We believe our recent Stockholder engagement efforts regarding the right to call special meetings enabled the Board to implement special meeting By-Laws that were meaningful and informed by our Stockholders, which ultimately serve to further the long-term interests of AES and our Stockholders. The submission of the special meeting By-Laws for Stockholder ratification at this Annual Meeting of Stockholders is to provide clarity and re-affirm our commitment to executing on the wishes of our predominant Stockholder base.

Environmental and Sustainability Matters

As part of our ordinary business operations and as a matter of good corporate governance and business judgment, we regularly assess the long-term impacts of any significant regulatory developments, including those related to environmental and sustainability initiatives. We engage with our largest Stockholders on these matters because we value our Stockholder’s interest in our strategies to conduct our business in consideration of environmental, global sustainability, public policies and other technological developments.

Stockholders had the opportunity to vote on proposals at the 2016 and 2017 Annual Meetings that are substantially similar to the Stockholder proposal submitted for the 2018 Annual Meeting relating to a two degree scenario assessment. As described below, neither proposal received more than a majority of votes cast. The Company believes that this largely is due to our commitment to sustainability and our Stockholder engagement practices.

Background Regarding AES’ Stockholder Engagement Efforts on Sustainability and Environmental Matters. The Stockholder proposals presented at the 2016 and 2017 Annual Meetings generally requested that the Company provide a report on the impact of public policies and technological advances consistent with limiting global warming to no more than two degrees Celsius over pre-industrial levels on the Company’s portfolio (the “Stockholder Proposals”). In each case, the Board recommended a vote against the Stockholder Proposals, noting that as part of the Company’s corporate strategy, AES continuously reviews the potential impacts of technological and regulatory changes on our business, including our planned investments. We also noted that we provide extensive public disclosures on our approach to technological and regulatory changes and have been favorably recognized by third-party leaders in the global sustainability movement as noted below.

The AES Corporation Proxy Statement 5

Proxy Statement Summary

The majority of Stockholders agreed with the Board and did not support the Stockholder Proposals, with 36% of votes cast “For” the Stockholder Proposal in 2016 and 37% of votes cast “For” the Stockholder Proposal in 2017.

Notwithstanding these vote results on the Stockholder Proposals, we engaged in discussions with our Stockholders that held shares representing approximately 45% of our outstanding common stock. In these discussions, we reviewed the substantial disclosures AES has provided with regard to emissions, risks, and opportunities and the progress that the Company has made with respect to sustainability initiatives. These discussions provided us with valuable feedback from our Stockholders regarding the types of additional information the Company could provide regarding its emissions strategy and progress. As a result, with the support of the Board, management decided to provide Stockholders with additional information regarding our emissions strategy and the substantial progress we have made with regard to emissions reductions. In November 2016, we released a report titled “Strategy for Environmental Performance: Seeking Opportunities in a Changing Landscape,” which can be found on our website at http://www.aes.com/sustainability/sustainability-overview/default.aspx under Resources. Our website (and other external websites to which we refer in this Proxy Statement) does not constitute a part of the Proxy Statement.

In February 2018, we supplemented this information and posted an updated strategy presentation on our website (http://www.aes.com/sustainability/sustainability-overview/default.aspx) (the “Strategy Presentation”), that details the following information regarding our business (among other matters) and disclosed other strategic priorities in the AES Form 10-K including:

•
Anticipated Business Portfolio Reduction of Carbon Intensity Levels by 25% from 2016 to 2020 and by 50% from 2016 to 2030. AES has disclosed that future growth across our Company will be heavily weighted toward less carbon-intensive solar, wind and gas generation, including detailed disclosures as to how AES will accomplish these goals, as more fully described in this Proxy Statement.

•	No New Coal-Fired Power Generation. AES does not intend to develop new coal plants, and in 2017, we announced the sale or retirement of 31%, or 4.5 gigawatts (“GW”), of our total coal-fired capacity.

•
Lowered Global Portfolio Carbon Emissions by 15% from 2012 to 2016. Through our long-term strategy to grow and expand our business, AES accomplished a significant reduction in carbon emissions from its portfolio in recognition of, and in anticipation of, market and regulatory developments.

•
Strategic Planning to Increase Renewables, Energy Storage and Natural Gas Capacity. We continue to reshape our portfolio toward the short- and long-term goals of reducing our overall carbon intensity by increasing renewables, energy storage and natural gas capacity, We are already a global leader in battery-based energy storage to support the integration of renewables, and together with Alberta Investment Management Corporation (AIMCO) we acquired sPower, a leading solar power developer with 1.3GW of solar and wind projects in the U.S. and an additional 10 GW of renewables in its pipeline.

•
Brought New Energy Solutions to Markets We Serve. We recently entered into significant transactions to expand our renewables portfolio, including: (i) the acquisition of sPower; (ii) the creation together with Siemens of Fluence, a leading global energy storage technology and services company; and (iii) substantial investments in natural gas, renewables, battery-based energy storage, and retrofits, including adding 611 megawatts (“MW”) of renewable capacity to a wind facility in Brazil in 2017 and a 2.5 GW development pipeline in Mexico.

•
AES Provides Clear and Transparent Disclosure About Our Numerous Environmental and Sustainability Initiatives to Enhance the Value of our Business for Stakeholders. We provide extensive public disclosures on our approach to sustainability initiatives and technological and regulatory changes, including their potential impacts on our business. The Strategy Presentation, along with AES’ Form 10-K and prior reports, details our plans and progress toward reducing carbon emissions from our business, and describes how we provide affordable, sustainable energy to our customers in 16 countries.

AES has received a number of awards and recognitions from third-party leaders in the global sustainability community including CERES, The Dow Jones Sustainability Index, CDP (formerly known as Carbon Disclosure Project), FTSE4Good, and recognition as one of Ethisphere’s World’s Most Ethical Companies. We believe our Stockholder engagement efforts enabled us to specifically address their requests for information regarding our assessment of risks and opportunities to address initiatives to limit global warming. For more information regarding the Company’s efforts relating to emissions reduction, public policies, technological changes, and related disclosures that the Company already has made or plan to make, please refer to Management’s Statement in Opposition to Proposal 5 of this Proxy Statement.

The AES Corporation Proxy Statement 6

Proxy Statement Summary

Skills Matrix; Director Nominee Facts. The following chart detains the qualifications of our Director nominees that are important to our business. Further discussion on the qualifications and experience of Director nominees is included in “2018 Director Nominees”.

| | Leadership | Finance | Industry Knowledge | Global Business | Risk Management | Regulatory | Corporate Strategy | Operations | Human Resources/ Compensation | Governance | Engineering & Construction | Technology | Environmental & Sustainability |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Andres Gluski** | • | • | • | • | • | • | • | • | • | • | • | • | • |
| **Charles Harrington** | • | • | • | • | • | • | • | • | • | • | • | • | • |
| **Kristina Johnson** | • | | • | | • | • | • | • | • | • | • | • | • |
| **Tarun Khanna** | • | • | • | • | | | • | | • | • | | • | • |
| **Holly Keller Koeppel** | • | • | • | • | • | • | • | • | • | • | • | • | • |
| **James Miller** | • | • | • | • | • | • | • | • | • | • | • | • | • |
| **Alain Monie** | • | • | | • | • | | • | • | • | • | | • | |
| **John B. Morse Jr.** | • | • | • | • | • | | • | • | • | • | | • | |
| **Moises Naim** | • | • | | • | • | | • | | | • | | | • |
| **Jeffrey Ubben** | • | • | • | • | • | | • | • | • | • | | • | • |

Tenure*
0-2 years	● ● ●
3-5 years	● ● ● ●
6-10 years	● ●
> 11 years	●
Average Tenure	4.4 years
Average Age	62 years

*Average tenure is as of our 2018 Annual Meeting of Stockholders; average age is as of February 26, 2018.

The AES Corporation Proxy Statement 7

Proxy Statement Summary

EXECUTIVE COMPENSATION SUMMARY
AES’ executive compensation philosophy emphasizes pay-for-performance. Our philosophy is to provide executive compensation opportunities that approximate the 50th percentile of survey data based on our revenue size and industry. Our incentive plans are designed to reward strong performance, with greater compensation paid when performance exceeds expectations and less compensation paid when performance falls below expectations. Thus, the actual compensation realized by our Named Executive Officers (“NEOs”) will be commensurate with the Company’s actual performance.
AES’ Compensation Committee has a practice of reviewing executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment. Our performance is evaluated against both short-term goals, which support AES’ business strategy, and long-term goals, which measure the creation of sustainable Stockholder value.

Compensation and Benefit Practice

• Target Total Compensation at 50th Percentile	• Director and Executive Officer Stock Ownership Guidelines
• Independent Consultant Retained by the Compensation Committee	• Executive Compensation Clawback Policy
• Double-Trigger Change-in-Control for Long Term Compensation Awards	• No Change-in-Control Excise Tax Gross Ups
• No Perquisites for our Executive Officers	• No Backdating or Option Repricing
• Directors and Executive Officers Prohibited from Hedging or Pledging of AES Common Stock	• Annual Review of Risk Related to Compensation Programs
• No Special Retirement Benefit Formulas for Executive Officers	• Relative Pay-for-Performance Alignment
• Mix of AES-Specific and Relative Performance Goals	• Caps on Annual and Long-Term Incentive Payouts

In 2017, AES again received strong support for its executive compensation programs, with approximately 94% of votes cast approving, on an advisory basis, our executive compensation. In 2017, as in prior years, the Compensation Committee considered input from our Stockholders and other stakeholders as part of its annual review of AES’ executive compensation program.
Please see the “Compensation Discussion and Analysis” section in this Proxy Statement for a detailed description of our executive compensation programs.

The AES Corporation Proxy Statement 8

Board of Directors

BOARD OF DIRECTORS
PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated ten Directors (the “Nominees”) for election at the Annual Meeting. The Nominees are identified and discussed in the paragraphs below for election at this year’s Annual Meeting and to each serve a one-year term expiring at the Annual Meeting in 2019. Mr. Rossotti is not being re-nominated given his tenure with the company, in accordance with our Corporate Governance Guidelines.

See also the “Skills Matrix; Director Nominee Facts” included in the “Proxy Statement Summary” of this Proxy Statement which details the qualifications and skills that each Nominee specifically contributes to our Board and AES as a whole.

Andrés R. Gluski
Age: 60 Director Since: September 2011 Board Committees: Strategy and Investment Committee, Chair Innovation and Technology Committee
Qualifications and Experience: As the Chief Executive Officer (“CEO”) of AES, Mr. Gluski provides our Board with in-depth knowledge about the Company’s business, the electric industry and international markets. He has led major cost savings initiatives, a simplification of the Company’s geographic footprint and global expansion of the Company’s renewables and energy storage platforms. Mr. Gluski served on the U.S. Brazil CEO Forum from 2012 through June 2017 and the US-India CEO Forum from 2015 through 2017. Mr. Gluski also served on the President's Export Council from 2013-2016. In 2015, Mr. Gluski was also appointed Chairman of the Council of the Americas/Americas Society. Prior to his appointment as CEO in September 2011, Mr. Gluski served as Executive Vice President and Chief Operating Officer of the Company from March 2007 until that time, Regional President for Latin America from 2006 to 2007, Senior Vice President for the Caribbean and Central America from 2003 to 2006, CEO of La Electricidad de Caracas (“EDC”) from 2002 to 2003 and CEO of AES Gener (Chile) in 2001. Before joining AES, Mr. Gluski held senior positions in the telecommunications and banking industry and at the International Monetary Fund and the Ministry of Finance of Venezuela.
Education: Mr. Gluski is a magna cum laude graduate of Wake Forest University and holds a M.A. and a Ph.D. in Economics from the University of Virginia.
Current and Former Directorships: Mr. Gluski currently serves on the Board of Directors of Waste Management, Inc. (NYSE: WM)(from January 2015 to the present), The Council of the Americas/Americas Society (from 2011 to the present; Chairman since 2015), The Edison Electric Institute (from 2010 to the present), and AES Gener (from May 2005 to the present). He also served on the Board of Directors of Cliffs Natural Resources (NYSE: CLF) from January 2011 to August 2014 and AES Brasiliana (from March 2006 to 2016).

The AES Corporation Proxy Statement 9

Board of Directors

Charles L. Harrington
Age: 59 Director Since: December 2013 Board Committees: Financial Audit Committee Strategy and Investment Committee Innovation and Technology Committee
Qualifications and Experience: Mr. Harrington brings to the AES Board a strong record of driving innovation and sustainable results. Since May 2008, Mr. Harrington has served as Chairman and CEO of Parsons Corporation, an infrastructure and defense/security solutions provider (“Parsons”), and has spent over 35 years with Parsons in various operations, including in finance, as Chief Financial Officer, P&L, and business development roles. During his tenure as CEO of Parsons, Mr. Harrington has focused on expanding into strategically important new business areas and led Parsons to record profitability.
Education: Mr. Harrington received a B.S., magna cum laude, in Engineering from California Polytechnic State University and a M.B.A. in Finance and Marketing from the Anderson School of Management, UCLA. He also attended the Executive Education program at the Fuqua School of Business at Duke University.
Current and Former Directorships: Mr. Harrington currently serves on the Board of Directors of the J.G. Boswell Company (privately held) (from 2015 to the present) and has been a member of the boards of the following privately-held or non-profit companies: Parsons Corporation (from 2008 to the present), Anderson School of Management at UCLA (from 2008 to 2014), California Polytechnic State University (from 2008 to the present), Blumenthal Performing Arts Center (from 2006 to 2012), California Science Center (from 2008 to the present) and Business-Higher Education Forum (from 2011 to the present).

Kristina M. Johnson
Age: 60 Director Since: January 2011 (Previously served on the Board from April 2004 to April 2009) Board Committees: Compensation Committee Innovation and Technology Committee, Chair
Qualifications and Experience: Dr. Johnson currently is the Chancellor for the State of New York University System. Prior to her appointment as Chancellor, Dr. Johnson served as Chief Executive Officer of Cube Hydro Partners, a company that invests in, develops, and modernizes hydroelectric facilities and provides consulting services on hydroelectric power and other clean energy projects, from January 2014 to September 2017, and at Enduring Hydro, LLC, from April 2011 until September 2017. Dr. Johnson was the Undersecretary for Energy at the U.S. Department of Energy (from May 2009 to November 2010). Prior to government service, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at the Johns Hopkins University from September 2007 to April 2009. Previously, she served as the Chief Academic and Administrative Officer and Chief Budget Officer of the Edmund T. Pratt, Jr., School of Engineering at Duke University (“Duke”), joining Duke in July 1999. Prior to joining Duke, Dr. Johnson served on the faculty of the University of Colorado at Boulder from 1985 to 1999 as a Professor of Electrical and Computer Engineering and a co-founder and Director (from 1993 to 1997) of the National Science Foundation Engineering Research Center for Optoelectronic Computing Systems Center.
Education: Dr. Johnson received her B.S., with distinction, M.S. and Ph.D. from Stanford University in Electrical Engineering. She is an expert in liquid crystal electro-optics and has 118 U.S. and International patents or patents pending in this field. Dr. Johnson has received numerous recognitions for contributions to her field, including the John Fritz Medal, considered the highest award given in the engineering profession, was inducted into the National Inventor’s Hall of Fame (June 2015) and the National Academy of Engineering (2016).
Current and Former Directorships: From 2006 to 2009, Dr. Johnson served on the boards of directors of Minerals Technologies, Inc.(NYSE: MTX), Boston Scientific Corporation (NYSE: BSX) and Nortel Networks, until her appointment to the Department of Energy when she resigned from all public boards. After leaving the Department of Energy, she was re-elected to the board of directors of Boston Scientific Corporation (from December 2010 to May 2017) and elected to the board of directors of Cisco Systems, Inc. (Nasdaq: CSCO)(from August 2012 to the present).

The AES Corporation Proxy Statement 10

Board of Directors

Tarun Khanna
Age: 51 Director Since: April 2009 Board Committees: Nominating, Governance and Corporate Responsibility Committee Financial Audit Committee Innovation and Technology Committee
Qualifications and Experience: Dr. Khanna is the Jorge Paulo Lemann Professor at the Harvard Business School, joining the faculty in 1993. He brings substantial expertise regarding global business, emerging markets and corporate strategy to the Board. Dr. Khanna’s scholarly work has been published in a range of economics, management and foreign policy journals and he has published Billions of Entrepreneurs: How China and India are Reshaping their Futures, and Yours, a book focusing on the drivers of entrepreneurship in Asia. He also co-authored the book, Winning in Emerging Markets: A Roadmap for Strategy and Execution, which was published in March 2010. His latest book, Trust: Creating the Foundation for Entrepreneurship in Developing Countries, will be published worldwide in July 2018. He was appointed a Young Global Leader (under 40) by the World Economic Forum in 2007, was elected as a Fellow of the Academy of International Business in 2009, honored for lifetime scholarly achievement by the Academy of Management in 2015, and appointed Director of Harvard University’s Lakshmi Mittal South Asia Institute in 2010.
Education: Dr. Khanna received a B.S.E. from Princeton University and Ph.D. from Harvard University.
Current and Former Directorships: Dr. Khanna is also a member of the boards of directors of Bharat Financial Inclusion Limited (formerly SKS Microfinance; from February 2009 to the present) and the following privately-held companies: GVK Bio Sciences (from 2007 to the present), TVS Logistics (from 2008 to the present) and Axilor (from 2015 to the present). He is also a Director of the non-profit, Parliamentary Research Services (from 2015 to the present) and is a Trustee of the Museum of Fine Arts, Boston (from 2015 to the present).

Holly K. Koeppel
Age: 59 Director Since: April 2015 Board Committees: Nominating, Governance and Corporate Responsibility Committee, Chair Compensation Committee
Qualifications and Experience: Ms. Koeppel, a senior operating and financial executive, has served for over thirty years in the energy industry. Her knowledge of global energy-related commodity markets and infrastructure industries offers valuable insights to the Board. Most recently (from March 2015 to January 2017), Ms. Koeppel was Managing Director and Co-Head of Corsair Infrastructure Management. From 2010 to February 2015, Ms. Koeppel was Partner and Global Co-Head of Citi Infrastructure Investors, a division of Citigroup. Prior to her service at Citi Infrastructure Investors, Ms. Koeppel served as Executive Vice President and Chief Financial Officer for American Electric Power Corporation (“AEP”) from 2006 to 2009 and several additional executive positions at AEP (from 2000 to 2006).
Education: Ms. Koeppel received a B.S. in Business Administration from Ohio State University and an M.B.A. from Ohio State University, where she was a member of Phi Beta Kappa.
Current and Former Directorships: Ms. Koeppel has been a member of the boards of directors of British American Tobacco (NYSE: BTI) (from July 2017 to the present), Vesuvius plc (LSE: VSVS) (from April 2017 to the present), Reynolds American Inc., (NYSE: RAI) (from 2008 to July 2017) and Integrys Energy Group, Inc. (from 2012 to February 2015).

The AES Corporation Proxy Statement 11

Board of Directors

James H. Miller
Age: 69 Director Since: June 2013 Board Committees: Compensation Committee, Chair Financial Audit Committee Strategy and Investment Committee
Qualifications and Experience: Mr. Miller brings to the AES Board his substantial experience in the energy industry both in the US and internationally, including experience in regulated utilities and competitive power markets. With more than 35 years of experience in the energy industry, Mr. Miller served as Chairman of PPL Corporation from 2006 until his retirement in March 2012. He joined PPL as President of its US generation businesses in 2001. Previously, he was Executive Vice President of USEC Inc. and President of two ABB Group subsidiaries: ABB Environmental Systems and ABB Resource Recovery Systems. He began his career at the former Delmarva Power & Light Co.
Education: Mr. Miller holds a bachelor’s degree in electrical engineering from the University of Delaware and served in the US Navy nuclear submarine program.
Current and Former Directorships: Mr. Miller is a member of the boards of directors of Crown Holdings, Incorporated (NYSE: CCK) (from 2010 to the present) and Chicago Bridge & Iron Company N.V. (NYSE: CBI) (from 2014 to the present). In addition, Mr. Miller has been a member of the boards of directors of Rayonier, Inc. (NYSE: RYN) (from 2011 to 2014), Rayonier Advanced Materials (NYSE: RYAM) (from 2014 to 2015) and Lehigh Gas Partners LP (from 2012 to 2013).

Alain Monié
Age: 67 Director Since: July 2017 Board Committees: Nominating, Governance and Corporate Responsibility Committee Compensation Committee Innovation and Technology Committee
Qualifications and Experience: Mr. Monié has served as the chief executive officer of Ingram Micro Inc. (“Ingram Micro”), a leader in delivering the full spectrum of global technology and supply chain solutions to businesses around the world, since January 2012. Mr. Monié joined Ingram Micro in 2003 and was appointed President of the Asia Pacific region in 2004. From 2007 to 2010, he served as President and Chief Operating Officer of Ingram Micro. Following one year as Chief Executive Officer of Singapore-based Asia Pacific Resources International Limited, he returned to Ingram Micro as Chief Operating Officer in late 2011 and became Chief Executive Officer in January 2012. Prior to joining Ingram Micro, Mr. Monié held senior international leadership positions with AlliedSignal Inc. (“AlliedSignal”) and, subsequently, Honeywell International (“Honeywell”) after the two companies merged. Mr. Monié played a key role in AlliedSignal’s 1999 merger with Honeywell and, from 2000 to 2002, he served as Honeywell’s president of Latin America and head of the Industrial and Building Automation group for that region. Before joining AlliedSignal, Mr. Monié held general management positions with French aerospace company Sogitec Inc. and, prior to that, he was a controller with Renault. He started his career as an engineer in Mexico while in military service.
Education: Mr. Monié earned a master’s degree in business administration from the Institut Supérieur des Affaires in Jouy-en-Josas, France (now part of Groupe HEC). He graduated with honors in automation engineering studies at the École Nationale Supérieure d’Arts et Métiers (ENSAM), Bordeaux and Paris.
Current and Former Directorships: He currently serves on the board of directors of Ingram Micro (November 2011 to the present) and Expeditors (May 2017 to the present), and served in the past on the boards of Amazon.com, Inc. (Nasdaq: AMZN) (2008 to 2016) and Jones Lang LaSalle Incorporated (NYSE: JLL)(2005 to 2009).

The AES Corporation Proxy Statement 12

Board of Directors

John B. Morse Jr.
Age: 71 Director Since: December 2008 Board Committees: Financial Audit Committee, Chair Strategy and Investment Committee
Qualifications and Experience: Mr. Morse brings substantial executive experience to the Board, including board, investment and other finance expertise. Before his retirement in December 2008, Mr. Morse served as the Senior Vice President, Finance and Chief Financial Officer of The Washington Post Company (the “Post”), now Graham Holdings Co., a diversified education and media company whose principal operations include educational services, newspaper and magazine print and online publishing, television broadcasting and cable television systems recording over $4.4 billion in annual operating revenues. During Mr. Morse’s 19 year tenure, the Post’s leadership made more than 100 investments in both domestic and international companies and included new endeavors in emerging markets. Prior to joining the Post, Mr. Morse was a partner at Price Waterhouse (now PricewaterhouseCoopers), where he worked with publishing/media companies and multilateral lending institutions for more than 17 years.
Education: Mr. Morse graduated with a B.A. from the University of Virginia and an M.B.A. from the Wharton School of Finance at the University of Pennsylvania. Mr. Morse is a Certified Public Accountant.
Current and Former Directorships: Mr. Morse is also a member of the boards of directors of Host Hotels & Resorts Corporation (NYSE: HST) (from 2005 to the present) and HSN, Inc. (Nasdaq: HSNI) (from 2008 to 2016). Mr. Morse also is Former Trustee and President Emeritus of the College Foundation of the University of Virginia (from 2002 to 2012), and completed a six-year term as a member of the Financial Accounting Standards Advisory Council (from 2004 to 2010).

Moisés Naím
Age: 65 Director Since: April 2013 Board Committees: Nominating, Governance and Corporate Responsibility Committee Innovation and Technology Committee Strategy and Investment Committee
Qualifications and Experience: Dr. Naím is a Distinguished Fellow at the Carnegie Endowment for International Peace and has served in that role from June 2010 to the present. For fourteen years (from 1996 to 2010), Dr. Naím was Editor in Chief of Foreign Policy magazine (first, at The Carnegie Endowment for International Peace and subsequently, at The Washington Post Company). He has written extensively on international economics and global politics, economic development and the consequences of globalization, and is the chief international columnist for El País and La Repubblica, which are high circulation daily newspapers in Spain and Italy, respectively. His columns are syndicated worldwide.  Dr. Naím is also the host and producer of Efecto Naím, a Spanish language news and analysis weekly program that airs in the US and Latin America. Dr. Naím brings substantial international economics and political expertise to AES through his tenure as Venezuela’s Minister of Industry and Trade and Director of Venezuela’s Central Bank in the early 1990s and as an Executive Director of the World Bank also in the early 1990s. He is the author of many scholarly articles and more than ten books on economics and politics and has broad experience as a consultant to corporations, governments and non-governmental organizations.
Education: Dr. Naím holds M.Sc. and Ph.D. degrees from the Massachusetts Institute of Technology.
Current and Former Directorships: Dr. Naím is a member of the board of directors of FEMSA (NYSE: FMX) (from 2011 to the present) and was a member of the board of directors of Cementos Pacasmayo (NYSE: CPAC) (from 2013 to 2015).

The AES Corporation Proxy Statement 13

Board of Directors

Jeffrey W. Ubben
Age: 56 Director Since: January 2018 Board Committees: Financial Audit Committee Compensation Committee
Qualifications and Experience: Mr. Ubben founded ValueAct Capital in 2000 and served as the Chief Executive Officer and Chief Investment Officer until July 2017. With more than 20 years of experience in the investment management business, Mr. Ubben has an extensive background in sophisticated financial matters and strategic planning. In addition to his investment expertise, Mr. Ubben brings to the Board strong leadership skills gained through his experience on the Boards of other public companies.
Education: He holds a B.A. from Duke University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.
Current and Former Directorships: Mr. Ubben is a director of Twenty-First Century Fox (Nasdaq: FOXA) (November 2015 to the present). He previously served as a Director of Willis Towers Watson plc (Nasdaq: WLTW) (from 2016 to 2017),Willis Group Holdings plc (from 2013 to 2016), Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (from 2014 to 2015), Misys, plc (from 2012 to 2017), Sara Lee Corporation (from 2008 to 2012), and is the former Chairman and Director of Martha Stewart Living Omnimedia, Inc. (from 2002 to 2005), Catalina Marketing Corp, (from 2006 to 2007), Gartner Group, Inc., ( from 2004 to 2011) and Mentor Corporation (from 2003 to 2006). Mr. Ubben serves on the Board of Trustees of Duke University, on the board of Trustees of Northwestern University and on the Board of Directors of E.O. Wilson Biodiversity Foundation, and formerly served as Chair of the National Board of Directors of the Posse Foundation.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TEN DIRECTORS NAMED ABOVE

The AES Corporation Proxy Statement 14

Board and Committee Governance

BOARD AND COMMITTEE GOVERNANCE

Director Independence

We are required to have a majority of independent Directors serving on our Board and may only have independent Directors serving on each of our (i) Financial Audit Committee (the “Audit Committee”), (ii) Compensation Committee and (iii) Nominating, Governance and Corporate Responsibility Committees (the “Nominating Committee”) pursuant to the rules of the New York Stock Exchange (the “NYSE”) and, with respect to our Audit Committee, the rules and regulations under the Exchange Act.

Under the NYSE rules, no Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with the Company (directly, or as a partner, Stockholder, or officer of an organization that has a relationship with the Company).  The Board makes independence determinations based on all relevant facts and circumstances when assessing the materiality of any relationship between the Company and a Director or a Director’s affiliation with other businesses or entities that have a relationship with the Company.

Our Board undertook an annual review of Director independence in February 2018. The purpose of this review was to determine whether any relationships or transactions involving Directors (including their family members and affiliates) were inconsistent with a determination that the Director is independent under the independence standards set forth in the NYSE rules and our Corporate Governance Guidelines and, with respect to Audit Committee members, under the Exchange Act.

In making this determination, the Board considered not only the criteria for independence set forth in the listing standards of the NYSE but also any other relevant facts and circumstances that may have come to the Board’s attention, after inquiry, relating to transactions, relationships or arrangements between a Director or any member of their immediate family (or any entity of which a Director or an immediate family member is an Executive Officer, general partner or significant equity holder) on the one hand, and AES or any of its subsidiaries or affiliates, on the other hand, that might signal potential conflicts of interest, or that might influence Director’s relationship with AES or any of its subsidiaries. As described in the preceding sentence, the Board considered the independence issue not merely from the standpoint of the Director, but also from that of the persons or organizations with which the Director or Director nominee is affiliated.

Based on its review, our Board determined that Messrs. Harrington, Miller, Monié, Morse, Rossotti, Ubben, Ms. Koeppel, an Drs. Johnson, Khanna and Naím each qualify as independent under the independence standards existing under the NYSE rules. Our Board also determined that Messrs. Harrington, Miller, Morse, Ubben and Dr. Khanna qualify as independent under the independence standards for audit committee members under the Exchange Act.

Board Leadership Structure

Our Corporate Governance Guidelines require the separation of the offices of the Chairman of the Board (“Chairman”) and CEO. If the Chairman is independent, he or she will also serve as Lead Independent Director. Since 1993, we have separated the offices of Chairman and CEO. Since 2003, our Chairman has been an independent Director who has also acted as Lead Independent Director.

We believe the structure described above provides strong leadership for our Board, while positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders. Our current structure, which includes an independent Chairman serving as Lead Independent Director, helps ensure independent oversight over the Company. Our Corporate Governance Guidelines state that the Lead Independent Director’s duties include coordinating the activities of the independent Directors, coordinating the agenda for and moderating sessions of the Board’s independent Directors, and facilitating communications among the other members of the Board. At the same time, our current structure allows the CEO to focus his energies on management of the Company.

Our Board currently has ten independent members. A number of our independent Board members are currently serving or have served as Directors or as members of senior management of other public companies. We have three Board Committees comprised solely of independent Directors, each with a different independent Director serving as Chairman of the Committee. We believe that the number of independent experienced Directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our Stockholders.

Pursuant to our By-Laws and our Corporate Governance Guidelines, our Board determines the best leadership structure for the Company. As part of our annual Board self-evaluation process, the Board evaluates issues such as independence of the Board, communication between Directors and Management, the relationship between the CEO and Chairman, and other matters that may be relevant to our

The AES Corporation Proxy Statement 15

Board and Committee Governance

leadership structure. The Company recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its Stockholders.

Mr. Rossotti has served as Chairman and Lead Independent Director since April 2013. Pursuant to the Company’s tenure policy in the Corporate Governance Guidelines, Mr. Rossotti is not being re-nominated as a Director at the 2018 Annual Meeting. The Board has determined that Mr. Morse will succeed Mr. Rossotti as Chairman and Lead Independent Director if he is re-elected at the 2018 Annual Meeting, which will be effective immediately thereafter.

Board Committees

In 2017, the Board maintained five standing Committees:

•	Compensation Committee;

•	Financial Audit Committee;

•	Nominating, Governance and Corporate Responsibility Committee;

•	Innovation and Technology Committee; and

•	Strategy and Investment Committee.

The table below shows the directors who are currently members or chairs of each of the Standing Board Committees and the number of meetings each committee held in 2017. Each independent Director usually serves on one or more committees.

Director	Audit	Compensation	Nominating, Governance and Corporate Responsibility	Innovation and Technology	Strategy and Investment
Andres R. Gluski				●	Chair
Charles L. Harrington (1)(2)	●			●	●
Kristina M. Johnson		●		Chair
Tarun Khanna(2)	●		●	●
Holly Koeppel		●	Chair
James H. Miller (1)(2)	●	Chair			●
Alain Monié		●	●	●
John B. Morse Jr. (1)(2)	Chair				●
Moises Naim			●	●	●
Charles O. Rossotti(3)
Jeffrey W. Ubben(1)(2)	●	●
Number of Meetings in 2017	8	8	6	5	5

(1) Designated as an “audit committee financial expert” as defined by the rules and regulations of the SEC.
(2) Designated as “financially literate” as required by the NYSE rules.
(3) Chairman and Lead Independent Director, serves as an ex-officio member of each committee (with no voting authority as to such committees). Pursuant to the Company’s tenure policy in the Corporate Governance Guidelines, Mr. Rossotti is not being nominated for re-election at the 2018 Annual Meeting.

Committee Charters. Each of the five committees has a charter which can be obtained from the Company’s website (http://www.aes.com/about-us/board-of-directors-and-committees/default.aspx) or by sending a request to the Office of the Corporate Secretary, The AES Corporation 4300 Wilson Boulevard, Arlington, VA 22203.

The AES Corporation Proxy Statement 16

Board and Committee Governance

Compensation Committee. The primary functions of the Compensation Committee are to:

•
review and evaluate at least annually the performance of the CEO and other executive officers of the Company, including setting goals and objectives, and to set executive compensation, including incentive awards and related performance goals;

•	provide oversight of the Company’s executive compensation and benefit plans and practices;

•	make recommendations to the Board to modify AES’ executive compensation and benefit programs to align with the Company’s compensation goals;

•	review, discuss and make recommendations to the Board on say on pay and say on frequency matters and Stockholder engagement;

•	assess the stock ownership guidelines for executive officers; and

•	review Management’s succession planning.
The Board determined that all Compensation Committee members are independent within the meaning of SEC rules and current listing standards of the NYSE. In addition, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

At the commencement of each year, AES’ NEOs (other than the CEO) discuss their position-specific goals and objectives for the upcoming year with the CEO. Our CEO submits the Company’s goals and objectives for the upcoming year to the Compensation Committee. In the first quarter of the following year, the CEO performs an assessment of each NEO’s performance against his or her stated goals and, in the case of our CEO, our Compensation Committee reviews and assesses his performance against his stated goals and objectives.

Based on our CEO’s performance, the Compensation Committee provides an evaluation, approves and makes a compensation recommendation to the Board as to the CEO. The Compensation Committee reviews and approves, and the Board approves, evaluations and compensation recommendations submitted by the CEO on the other NEOs. The Compensation Committee then reviews these recommendations with the Board.

Additionally, the Compensation Committee makes recommendations to the Board to modify AES’ compensation and benefit programs if it believes that such programs are not consistent with the Company’s executive compensation goals or could otherwise be improved. Under the Compensation Committee’s Charter, it may form subcommittees and delegate to such subcommittees, other Board members and Officers, such power and authority, as the Compensation Committee deems appropriate in accordance with the Charter. The Compensation Committee has also delegated to the CEO, subject to review by the Compensation Committee and the Board, the power to set compensation for non-Executive Officers. Under the 2003 Long-Term Compensation Plan, the Compensation Committee is also permitted to delegate its authority, responsibilities and powers to any person selected by it and has expressly authorized our CEO to make equity grants to non-Executive Officers in compliance with law. Under such delegation, our CEO may grant equity awards to non-Executive Officer employees up to 250,000 shares annually with a total cap of 1.25 million shares over the life of the delegation.

The Compensation Committee retains the services of its own independent outside consultant to assist it in reviewing and/or advising the amount and/or form of executive compensation. Meridian Compensation Partners, LLC (“Meridian”) is the firm retained by the Compensation Committee for these purposes and is precluded from providing other services to AES. The Compensation Committee has the sole authority to hire and dismiss its consultant. Meridian provided review and comment to the Compensation Committee in 2017 as appropriate and provided objective input and analysis to the Compensation Committee throughout the year with reference to market data trends, regulatory initiatives, governance best practices and emerging governance norms. For further information concerning the independent outside consultant’s role in relation to NEO compensation, please refer to “The Role of the Compensation Committee’s Independent Consultant” in the Compensation Discussion and Analysis (“CD&A”) of this Proxy Statement.

Management regularly obtains market survey data based on comparable companies from Willis Towers Watson. Meridian reviews the market survey data prior to it being shared with the Compensation Committee to ensure the data sources are appropriate for purposes of comparing our NEOs’ compensation to comparable executives at similarly-sized general industry and energy industry companies.

The Compensation Committee has instructed the Senior Vice President and Chief Human Relations Officer (“CHRO”) to provide information to the Compensation Committee that is required for developing compensation programs and determining executive compensation. The CHRO directly works with the Compensation Committee’s independent consultant in the preparation of the background material for the Compensation Committee. For further information regarding our executive compensation practices refer to the CD&A of this Proxy Statement.

The AES Corporation Proxy Statement 17

Board and Committee Governance

The compensation of our Directors is established by the Nominating Committee. See “Director Compensation” of this Proxy Statement for a description of our Nominating Committee’s processes and procedures for determining Director compensation.

Financial Audit Committee. The primary functions of the Audit Committee are to assist the Company’s Board of Directors in the oversight of:

•	the integrity of the financial statements of the Company and its subsidiaries;

•	the effectiveness of the Company’s internal control over financial reporting;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Independent Auditor”);

•	the performance of the Company’s internal audit function; and

•	to prepare the audit committee report included in the Company’s annual Proxy Statement.

All members of the Audit Committee are independent within the meaning of the SEC rules and under the listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and that each of Messrs. Harrington, Morse, Miller and Ubben are Audit Committee Financial Experts pursuant to SEC rules based on, among other things, the experience of such member, as described under “Proposal 1: Election of Directors” of this Proxy Statement.

Nominating, Governance and Corporate Responsibility Committee. The principal functions of the Nominating Committee are:

•	identify and provide recommendations for potential Director nominees for election to the Board;

•	advise the Board with respect to Board composition, procedures and committees;

•	develop and recommend to the Board corporate governance guidelines applicable to the Company;

•	establish and administer programs for evaluating the performance of Board members;

•	review the fees paid to outside directors for their services on the Board and its Committees;

•	consider governance and social responsibility issues relating to the Company;

•
review of the Company’s contributions to trade associations, including any amounts related to political activities and lobbying expenses, and review of other political contributions or expenditures, if any, by the Company;

•	provide oversight of the Company’s cybersecurity program and related issues; and

•	oversee the Company’s environmental and safety and audit programs.
The Nominating Committee may form subcommittees and delegate to those subcommittees such power and authority as the Committee deems appropriate and in compliance with applicable law. The Nominating Committee operates under the Charter of the Nominating Committee adopted and approved by the Board. Consistent with the requirements of the Charter, the Board determined that all Nominating Committee members are independent within the meaning of the listing standards of the NYSE.

Director Qualifications. Director nominees are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding the Company’s global business environment and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company.

Diversity. The Company does not maintain a separate policy regarding the diversity of the Board. However, the charter of the Nominating Committee requires that the Committee review the composition of the Board to ensure it has the “appropriate balance” of attributes, including, but not limited to, knowledge, experience and diversity. In addition, the Company’s Corporate Governance Guidelines establish that the size of the Board shall be nine to twelve members, a range which “permits diversity of experience without hindering effective discussion or diminishing individual accountability.” Consistent with these governing documents, both the Nominating Committee and the full Board seek Director nominees with diverse professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual Board self-evaluation process, the

The AES Corporation Proxy Statement 18

Board and Committee Governance

Board evaluates whether or not the Board as a whole has the skills and backgrounds for the current issues facing the Company. The Board also evaluates its effectiveness with regard to specific areas of expertise. See also the “Skills Matrix; Director Nominee Facts” which describes the qualifications and skills of our Directors.

Director Nomination Process. Pursuant to our Corporate Governance Guidelines, our Nominating Committee reviews the qualifications of proposed Director nominees to serve on our Board and recommends Director nominees to our Board for election at the Company’s Annual Meeting. The Board proposes a slate of Director nominees to the Stockholders for election to the Board, using information provided by the Nominating Committee.

In July 2017 and January 2018, each of Messrs. Monie and Ubben, respectively, were elected to our Board by the Board. Mr. Monie was recommended as a potential nominee to our Board by one of our independent directors and Mr. Ubben was recommended as a potential nominee to our Board by the CEO.  In each case, after the Board conducted interviews with them, considered their qualifications to serve on the Board, and completed thorough conflicts and background checks, the Nominating Committee recommended their nomination for election to the Board and the Board approved each of their elections to the Board.

In certain instances, a third party may assist in identifying potential Director nominees. The Nominating Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees for Director are evaluated using the criteria described above. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203 and providing the information and following the additional procedures set forth in the By-Laws, which are described in “Additional Governance Matters” of this Proxy Statement.

Innovation and Technology Committee. The Innovation and Technology Committee is responsible for the oversight and evaluation of:

•	the Company’s efforts to foster growth through innovation;

•	the Company’s efforts to identify and assess risks and opportunities in the power industry and adjacent industries arising from emerging or competing technologies; and

•	the Company’s approach to replication of innovative solutions across businesses.

Strategy and Investment Committee. The Strategy and Investment Committee is responsible for the oversight and evaluation of:

•	strategic plans;

•	capital deployment in the context of the Company’s corporate strategy; and

•	review of individual transactions at the request of the Board.

Board Attendance

Under our Corporate Governance Guidelines, Directors are expected to attend Board meetings and meetings of Committees on which they serve in person or by telephone conference, and Directors are encouraged to attend the Annual Meeting.

In 2017, our Board convened eight times and our Board Committees convened for the number of meetings specified in the chart above, and no Director attended less than 75% of the aggregate of all meetings of the Board and the Committees on which they then served. Non-management Directors met in executive session after each of the five in-person meetings of the Board in 2017, with Mr. Rossotti presiding as Chairman and Lead Independent Director. All Directors serving at that time attended our 2017 Annual Meeting of Stockholders on April 20, 2017.

The AES Corporation Proxy Statement 19

Board and Committee Governance

Board’s Role in Risk Management

Risk Management Oversight Structure

Board of Directors Oversees all operational, financial, strategic and reputational risk with oversight of specific risks undertaken within the Committee structure.

Audit Committee

• Oversees risk related to integrity of the Company’s financial statements, internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function).
• Oversees the performance of the independent auditor.
• Oversees the effectiveness of the Company’s Ethics and Compliance Program.

Nominating Committee

• Oversees risk related to workplace safety.
• Oversees cybersecurity risk.
• Receives environmental reports regarding our subsidiaries’ compliance with environmental laws and efforts to continue compliance with governing laws and regulations.

Compensation Committee • Oversees risk related to compensation practices, including practices related to hiring and retention, succession planning, and training of employees.	Strategy and Investment Committee • Maintains initial oversight over risks related to our overall strategic plans and capital deployment.
Innovation and Technology Committee • Oversees risk related to technologies and innovations deployed by the Company for use in its businesses.

Our Management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board and its Committees. The Board provides oversight over the risk management practices implemented by Management, except for the oversight of risks that have been specifically delegated to a Committee of the Board. Even when the oversight of a specific area of risk has been delegated to a Committee, the full Board maintains oversight over such risks through the receipt of reports from the Committee Chairpersons to the full Board at each regularly-scheduled full Board meeting. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a Committee. The Board and Committee reviews occur principally through the receipt of regular reports from Management to the Board on these areas of risk, and discussions with Management regarding risk assessment and risk management as follows:

•
The Company’s Chief Financial Officer provides a report on the Company’s financial performance and outlook, which may include an analysis of key external and internal drivers of performance, the Company’s liquidity position, prospective sources and uses of funds, and the implications to the Company’s debt covenants and credit rating, if any.

•
The Chief Operating Officer provides operational reports, which may include risks related to tariffs, efficiency at our subsidiaries’ plants, performance of our subsidiaries’ distribution businesses, and related matters.

•	The Company’s Vice President of Risk provides a report to the Board which explains the Company’s primary risk exposures, including currency, commodity, hydrology, and interest rate risk.

•
The Company’s Senior Vice President for Global Engineering and Construction provides a report on construction projects which highlights the progress achieved and risks that may cause delays and increases in costs.

•	Finally, the Company’s General Counsel provides a privileged dispute resolution report, which provides information regarding the status of the Company’s litigation and related matters.

•	In addition to the regular reports from Committee Chairpersons, the Board receives reports on specific areas of risk from time to time, such as regulatory, geopolitical, cyclical, or other risks.

The AES Corporation Proxy Statement 20

Additional Governance Matters

ADDITIONAL GOVERNANCE MATTERS

Related Person Policies and Procedures

Our Nominating Committee has adopted a Related Person Transaction Policy, which sets forth in writing the procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which the Company participates and any Director or Executive Officer of the Company, any Director nominee, any person who is the beneficial owner of more than 5% of the Company’s common stock, or any immediate family members of the foregoing (each, a “Related Person”), had a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Person Transactions”). Under this policy, prior to entering into, or amending a potential Related Person Transaction, the Related Person or applicable business unit leader must notify the General Counsel who will assess whether the transaction is a Related Person Transaction. If the General Counsel determines that a transaction is a Related Person Transaction, the details of the transaction will be submitted to the Audit Committee for review. The Audit Committee will either approve or reject it after taking into account factors including, but not limited to, the following:

•	the benefits to the Company;

•	the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person;

•
the impact on a Director’s independence in the event the Related Person is a Director or a Director nominee, an immediate family member of a Director or a Director nominee or an entity in which a Director or a Director nominee is an Executive Officer, partner, or principal;

•	the commercial reasonableness of the Related Person Transaction and the availability of other sources for comparable products or services;

•	the terms of the Related Person Transaction;

•	the terms available to unrelated third parties or to employees generally;

•	any reputational risk the Related Person Transaction may pose to the Company; and

•	any other relevant information.
In the event that the General Counsel determines that the Related Person Transaction should be reviewed prior to the next Audit Committee meeting, the details of the Related Person Transaction may be submitted to a member of the Audit Committee who has been designated to act on behalf of the Audit Committee between Audit Committee meetings with respect to the review and approval of these transactions. In addition, Related Person Transactions that are not approved pursuant to the procedures set forth above may be ratified, amended or terminated by the Audit Committee or its designee. If the Audit Committee or its designee determines that the Related Person Transaction should not or cannot be ratified, the Audit Committee shall evaluate its options both with regard to the Related Person Transaction (e.g. termination, amendment, etc.) and the individuals involved in the Related Person Transaction, if necessary. At the Audit Committee’s first meeting of each fiscal year, the Audit Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing.
Stockholder Proposals and Nominations for Director
Stockholder Proposals for 2019
Proxy Statement. SEC rules permit Stockholders to submit proposals for inclusion in the Company’s proxy statement if the Stockholder and proposal meet the requirements specified in Rule 14a-8 of the Exchange Act.

•
Where to send Stockholder proposals. Any Stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting of Stockholders must comply with the requirements of Rule 14a-8 of the Exchange Act and be submitted in writing by notice delivered to the Office of the Corporate Secretary, located at The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

•
Deadline for Stockholder proposals. Stockholder proposals submitted pursuant to Rule 14a-8 must be received at our principal executive offices at least 120 days before the anniversary of the mailing of the prior year’s proxy material (i.e., by November 9, 2018), unless the date of our 2019 Annual Meeting of Stockholders is changed by more than 30 days from April 19, 2019 (the one-year anniversary date of the 2018 Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

The AES Corporation Proxy Statement 21

Additional Governance Matters

•	Information to include in Stockholder proposals. Stockholder proposals must conform to and set forth the specific information required by Rule 14a-8 of the Exchange Act.

Other Proposals. Our By-Laws establish certain requirements for proposals a Stockholder wishes to present at the 2019 Annual Meeting of Stockholders other than pursuant to Rule 14a-8. If the proposal is not being submitted pursuant to Rule 14a-8, the proposal must be written and delivered to the Office of the Corporate Secretary at the address set forth above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting (i.e., no later than January 19, 2019 and no earlier than December 20, 2018); provided, however, that in the event that the date of the 2019 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the one-year anniversary date of the 2018 Annual Meeting, or if no such meeting was held, notice by the Stockholder, to be timely, must be delivered at the address set forth above not earlier than the close of business on the 120th day prior to the 2019 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting, or the 10th day following the day on which public announcement (as defined in Section 2.15(D) of the Company’s By-Laws) of the date of such annual meeting is first made by the Company. In no event shall adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. As described in Section 2.15(B) of our By-Laws, the notice must contain a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment) and the reasons for conducting such business at the meeting.

Director Nominations by Stockholders

Our By-Laws set forth the procedures for Stockholder nominations of Directors.

•
Stockholder nomination of Directors. As described in Section 9.01 of our By-Laws, nominations of persons eligible for election to the Board may be made at any annual meeting of Stockholders or at any special meeting of Stockholders called for the purpose of electing Directors by any Stockholder who provides the required notice; provided that the notice meets the information, timing and other requirements set forth in Section 9.01(C) of our By-Laws and that the Stockholder continues to be a Stockholder at the time of the meeting.

•
Timing for notice (other than proxy access procedures). The written notice required with respect to any nomination (including the completed and signed questionnaire, representation and agreement discussed below) must be given, either by personal delivery or by United States mail, postage prepaid, to the Office of the Corporate Secretary at the address set forth above (a) with respect to an election to be held at an annual meeting of Stockholders, generally not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (as provided above) and (b) with respect to an election to be held at a special meeting of Stockholders for the election of Directors (other than a Stockholder Requested Special Meeting, as such term is defined in the By-Laws), the close of business (as defined in the By-Laws) on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to Stockholders and (ii) the date on which a public announcement (as defined in Section 2.15(D) of the Company’s By-Laws) of such meeting is first made. In no event shall an adjournment, recess or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice.

Inclusion of Stockholder Nominee in Company Proxy Statement and Form of Proxy (Proxy Access)

In December 2015, the Company amended its By-Laws to provide for “proxy access.” The Company will include in its proxy statement and on its form of proxy the name of a Director nominee submitted pursuant to Section 9.02 of the By-Laws by an “Eligible Stockholder” who provides the information and satisfies the other provisions of the Company’s proxy access By-Laws. To qualify as an “Eligible Stockholder,” a Stockholder or a group of no more than 20 Stockholders must have continuously owned, for at least three years as of the date of the Stockholder Notice (as defined in the By-Laws), at least three percent (3%) of the outstanding shares of the Company entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”) and thereafter continue to own the Required Shares through such annual meeting.

•
Deadline for notice. The Stockholder notice must be delivered to the Office of the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the preceding year’s annual meeting. In the event the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, the Stockholder notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which

The AES Corporation Proxy Statement 22

Additional Governance Matters

notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder notice as described above.

•	Other conditions. The ability to include proxy access nominees in the Company’s proxy materials is subject to a number of requirements, conditions and limitations that are set forth in the By-Laws.
The chairperson of the annual meeting may refuse to acknowledge the introduction of any Stockholder proposal or Director nomination not made in compliance with the foregoing procedures.
AES Code of Business Conduct and Corporate Governance Guidelines
The Code of Conduct and Corporate Governance Guidelines have been adopted by the Board. The Code of Conduct is intended to govern, as a requirement of employment the actions of everyone who works at AES, including employees of AES’s subsidiaries and affiliates and our Directors. The Code of Conduct and the Corporate Governance Guidelines can be located in their entirety on the Company’s web site (www.aes.com). Any person may obtain a copy of the Code of Conduct or the Corporate Governance Guidelines without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. If any amendments to, or waivers from, the Code of Conduct are made, we will disclose such amendments or waivers on our website (www.aes.com).
Other Governance Information
Section 16(a) Beneficial Ownership Reporting Compliance. Based solely on the Company’s review of reports filed under Section 16(a) of the Exchange Act and certain written representations (as allowed by Item 405(b)(2)(i) of Regulation S-K), the Company believes that no person subject to Section 16(a) of the Exchange Act with respect to AES failed to file, on a timely basis, the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Householding Information. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more Stockholders sharing the same address by delivering a single Proxy Statement addressed to those Stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies. AES and some brokers household proxy materials, delivering a single Proxy Statement to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once Stockholders have received notice from their broker or us that materials will be sent in the householding manner to the Stockholder’s address, householding will continue until we or the broker are otherwise notified or until the Stockholder revokes such consent. If, at any time, such Stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares.

Any beneficial owner who has received a single copy of an annual report or proxy statement at a shared address can request to receive a separate copy of an annual report or Proxy Statement for this meeting by written or oral request and we will promptly deliver a separate copy in the format requested. To receive separate copies of those materials for this or for future meetings, please request by telephone, Internet or e-mail by following the instructions found on the Notice that you have received which also contains your control number or by making your request in writing to your broker or to us, as appropriate.
Charitable Contributions. Under NYSE Listing Standard 303A.02(b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which an AES Director served as an Executive Officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenues for the years 2017, 2016 or 2015. The Company did not make any such charitable contributions in 2017, nor did it make such charitable contributions in excess of those amounts in 2016 or 2015.
Communications with the Board or Its Committees. The Board offers several e-mail addresses, as set forth below, for Stockholders and interested parties to send communications through the Office of the Corporate Secretary of the Company to the non-management Directors and/or the following committees of the Board:

AES Board of Directors: AESDirectors@aes.com	Compensation Committee: CompCommitteeChair@aes.com	Financial Audit Committee: AuditCommitteeChair@aes.com

Innovation and Technology Committee: InnovationCommitteeChair@aes.com	Nominating, Governance and Corporate Responsibility Committee: NomGovCommitteeChair@aes.com

The AES Corporation Proxy Statement 23

A member of the Corporate Secretary’s Office will forward to the Directors all communications that, in his or her judgment, are appropriate for consideration by the Directors. Examples of communications that would not be considered as appropriate for consideration by the Directors include commercial solicitations, requests for employment and matters not relevant to the Stockholders, the functioning of the Board or the affairs of the Company.
Annual Report on Form 10-K. Any Stockholder who desires an additional copy the AES Form 10-K (including the financial statements and financial schedules) filed on February 26, 2018 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a written request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy of the AES Form 10-K by visiting the Company’s website at http://www.aes.com.

[Remainder of Page Intentionally Left Blank]

The AES Corporation Proxy Statement 24

Director Compensation

DIRECTOR COMPENSATION
Director Compensation Program

The Nominating Committee annually reviews the level and form of compensation paid to Directors, including our Director compensation program’s underlying principles. Under the Corporate Governance Guidelines, a Director who is also an Officer of AES is not permitted to receive additional compensation for service as a Director. In reviewing and determining the compensation paid to Directors, the Nominating Committee considers how such compensation relates and compares to that of similarly-sized general industry and energy companies and the Office of the General Counsel assists the Nominating Committee with its review of our Director compensation program. The Office of the General Counsel conducts research on other companies’ Director compensation practices by reviewing a broad-based Director compensation study and survey data from Willis Towers Watson’s U.S. General Industry and U.S. Energy Databases, and providing the Committee with a benchmarking analysis of such companies’ practices as compared to the Company’s Director compensation program. These reports are further described in “Director Compensation for Year 2017” of this Proxy Statement. Neither the Office of the General Counsel nor the Nominating Committee retains an independent compensation consultant to assist with recommending or determining Director compensation. Any proposed changes to the Director compensation program are recommended by the Nominating Committee to the Board for consideration and approval.

Director Compensation for Year 2017

The Board reviews the Board compensation structure on an annual basis. In 2017, on its own initiative, the Board determined that it would not increase Board compensation for the 2017-2018 Board Year. The Board has not increased its compensation since 2012.

Board compensation is intended to meet the following goals:

•	promote the recruitment of talented and experienced Directors to the AES Board;

•	compensate outside Directors for the increased workload inherent in a public board Director position; and

•	retain a strong financial incentive for Directors to maintain and promote the long-term health and viability of the Company.

The Nominating Committee of the Board consulted various materials regarding current trends and best practices for determining compensation for boards of directors, primarily from reports issued by Willis Towers Watson and the National Association of Corporate Directors Blue Ribbon Commission.

Annual Retainer. For 2017, Directors elected at the Annual Meeting of Stockholders received an $80,000 annual retainer with a requirement that at least 34% of such retainer be deferred in the form of stock units. Directors may elect (but are not required) to defer more than the mandatory 34% deferral. Any portion of the annual retainer that is deferred above the mandatory deferral was credited to the Director in stock units equivalent to 1.3 times the elected deferral amount. The Board also determined that the Chairman would receive compensation at an amount equal to 1.9 times the 2017 Annual Retainer of other AES Board members, and that such amount would be inclusive of all Board responsibilities.

Committee Compensation. Committee chairpersons and members received compensation for their Committee service as outlined below.

Audit Committee Chair	$30,000
Compensation Committee Chair	$25,000
Nominating Committee Chair	$22,250
Innovation and Technology Committee Chair	$15,000
Audit Committee Member	$15,000
Compensation Committee Member	$15,000
Nominating Committee Member	$15,000
Innovation and Technology Committee Member	$10,000
Strategy and Investment Committee Member	$10,000

The AES Corporation Proxy Statement 25

Director Compensation

Deferred Compensation Grant. Directors received an annual Deferred Incentive Compensation Grant valued at $150,000. The Board also determined that the Chairman would receive such a grant at an amount equal to 1.9 times the Deferred Incentive Compensation Grant of other AES Board members.

New Directors. Newly elected directors receive an initial grant consisting of deferred stock units and/or stock options valued at $40,000 and an Annual Retainer, Committee Fees, and Deferred Compensation Grant pro-rated for the service provided until the next Annual Meeting of Stockholders.

Our 2017 Board compensation structure remained consistent with past practice.

Non-Employee Director Stock Ownership Guidelines. The Board adopted stock ownership guidelines for Directors that provide for non-employee Directors to accumulate and maintain equity ownership in AES having a value of no less than five times the annual retainer within five years of adoption of the policy, or July 7, 2018, and for Directors who join the Board after July 7, 2013, within five years of such Director’s election date. All stock and equity interests of a Director are taken into consideration for purposes of considering compliance with the policy, including Director stock units.

Compensation of Directors (2017)*
The following table contains information concerning the compensation of our non-Management Directors during 2017.

	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	Total
Name(1)
Charles L. Harrington	$87,800	$193,040	$0	$280,840
Kristina M. Johnson	$82,800	$193,040	$0	$275,840
Chair—Innovation and Technology Committee
Tarun Khanna	$92,800	$177,200	$0	$270,000
Holly K. Koeppel	$90,050	$193,040	$0	$283,090
Chair—Nominating, Governance and Corporate Responsibility Committee
Philip Lader(5)	$0	$0	$0	$0
James H. Miller	$102,800	$177,200	$0	$280,000
Chair—Compensation Committee
Alain Monié	$71,189	$96,880	$57,534	$225,603
John B. Morse, Jr.	$92,800	$193,040	$0	$285,840
Chair—Financial Audit Committee
Moisés Naím	$87,800	$177,200	$0	$265,000
Charles O. Rossotti	$100,320	$366,776	$0	$467,096
Chairman, Lead Independent Director

* Table excludes the Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings, and All Other Compensation columns, which are not applicable.
NOTES:

(1)
Mr. Gluski, our President and CEO, is also a member of our Board. His compensation is reported in the Summary Compensation Table and the other tables set forth in this Proxy Statement. In accordance with our Corporate Governance Guidelines, Management Directors do not receive any additional compensation in connection with service on the Board. Mr. Ubben was elected to the Board on January 17, 2018 and accordingly was not paid any compensation in 2017.

The AES Corporation Proxy Statement 26

Director Compensation

(2)
Directors elected at the 2017 Annual Meeting of Stockholders received an $80,000 Annual Retainer with a requirement that at least 34% of such retainer be deferred in the form of stock units, with each Director having the right to elect to defer additional amounts as further described above. Directors may also elect to defer Committee fees in the form of stock units.

The mandatory deferral portion of the Annual Retainer is included in the “Stock Awards” column above, while the “Fees Earned or Paid in Cash” column includes amounts from the Annual Retainer and Committee fees that Directors elected to defer (above the mandatory deferral) into stock units except that the additional incremental value resulting from the 1.3 multiplier applied to elective deferrals of the Annual Retainer is included in the “Stock Awards” column, as noted in footnote 3. The elective deferral amounts were as follows:

	Annual Elective Retainer Deferred	Committee Retainer Deferred
Charles L. Harrington	$52,800	$35,000
Kristina M. Johnson	$52,800	$0
Tarun Khanna	$0	$30,000
Holly K. Koeppel	$52,800	$37,250
John B. Morse, Jr.	$52,800	$0
Alain Monié	$40,504	$30,685
Charles O. Rossotti	$100,320	$0

(3)
This column includes the aggregate grant date fair value of Director stock unit awards granted in 2017 pursuant to (i) the 34% mandatory annual retainer deferral into stock units, and (ii) as further described in “Director Compensation for Year 2017” above, the additional incremental value resulting from Directors electing to defer more than 34% of their annual retainer and being credited with 1.3 or 1.9 times, as applicable, of the elective deferral amount. The aggregate grant date fair values were computed in accordance with FASB ASC Topic 718. A discussion of the relevant assumptions made in these valuations may be found in footnote 16 to the financial statements contained in the AES Form 10-K.

As of December 31, 2017, Directors had the following total number of stock units credited to their accounts under the 2003 Long Term Compensation Plan: Charles L. Harrington 99,471; Kristina M. Johnson 130,228; Tarun Khanna 181,663; Holly K. Koeppel 73,347; Philip Lader 244,560; James H. Miller 85,372; Alain Monié 18,290; John B. Morse, Jr. 187,559; Moisés Naím 95,373; Charles O. Rossotti 344,175.

(4) Column reflects aggregate grant date fair value of each Director Stock Option granted in 2017. A discussion of relevant assumptions made in this valuation may be found in footnote 16 to the financial statements contained in the AES Form 10-K.
No Directors held Options outstanding as of December 31, 2017, with the exception of James H. Miller (19,280) and Alain Monié (30,441).

(5)	Mr. Lader’s term ended April 19, 2017. He did not earn and was not paid any compensation for the 2017-2018 Board Year.

The AES Corporation Proxy Statement 27

Executive Compensation

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (“CD&A”)

Executive Summary

The following points highlight the alignment of AES’ compensation plans and practices for our NEOs with performance and Stockholder value creation. Any Non-GAAP measures discussed in this CD&A are reconciled to the nearest GAAP financial measure in the section titled “Non-GAAP measures” or calculated as described in the section where such measure is discussed.

Compensation opportunities are targeted at the market 50th percentile

•	AES’ philosophy is to target total compensation opportunities at approximately the 50th percentile of companies similar in industry and size.

•	With over half of NEO compensation in variable incentives, actual compensation only exceeds the 50th percentile when AES exceeds performance goals and creates commensurate stockholder value.

Annual incentive payouts based entirely on quantifiable goals

•
Pre-established formulas are used to determine 100% of the annual incentive payout for NEOs (all payouts associated with measures weighted in the Safety, Financial, Strategic & Operational categories are determined via formula).

2017 annual incentive payouts above target driven by financial results above the midpoint of our 2017 expectations

•
Overall, 2017 annual incentive plan payouts were above the target opportunity based on actual performance, driven primarily by Adjusted EPS, Proportional Free Cash Flow and Parent Free Cash Flow above the midpoint of our expectations for 2017.

•
Results on other measures were more mixed, with our Safety, Growth and AES Energy Star Program performance at or above the target goals, while Operational Key Performance Indicator (“KPI”) and Construction Program results were below the target goals.

Measures	2017 Actual Results
Safety (10%)	No serious safety incidents among AES People in 2017; 100% payout
Financials • 15% on Adjusted EPS • 15% on Proportional Free Cash Flow • 20% on Parent Free Cash Flow
Adjusted EPS: 2017 results above target (actual of $1.08 vs. target of $1.05), resulting in a 129% payout on this metric

Proportional Free Cash Flow: 2017 results above target (actual of $1,235M vs. $1,084M target), resulting in a 193% payout on this metric

Parent Free Cash Flow: 2017 results above target (actual of $638M vs. target of $625M), resulting in a 121% payout on this metric

Strategic & Operational Objectives • 10% on Operational KPIs • 10% on Construction Program • 10% on AES Energy Star Program • 10% on New Growth Projects
Performance for both operational KPIs and construction budget and timeline were below preset targets for the year

The company met or exceeded the pre-set targets for both cost reductions and new growth for 2017.

Actual compensation earned by our NEOs demonstrates the alignment between our executive compensation program design and value creation to Stockholders.

•	The Summary Compensation Table reports the Grant Date Fair Market Value of equity-based compensation awards.

•
However, the actual value realized from these awards can decline significantly if the share price declines after grant, or the Company does not attain some or all of the pre-established performance targets associated with the awards.

•
Based on actual performance the value of equity awards at vesting may decline, including our relative Total Stockholder Return performance stock units, which were forfeited in their entirety for each of the three-year performance periods ending in 2015-2017. Actual compensation earned by our NEOs has been below the Summary Compensation Table reported values for the last three years.

The AES Corporation Proxy Statement 28

Executive Compensation

Summary Compensation Table (SCT) Reported Compensation vs. Compensation Actually Earned
Cumulative for Three-Year Period from 2015 to 2017*

*The data reported above excludes Ms. Hackenson as she was no longer a NEO as of fiscal year-end 2017.
Additionally, Ms. Mendoza, is excluded as she was not a NEO prior to 2017.

No Problematic Pay Practices
AES’ Compensation Committee has taken action over time to modify pay practices to align with Stockholder interests.

What AES Does	What AES Doesn’t Do
Pay-for-Performance Alignment - Annual review of AES Total Stockholder Return performance and its impact on realizable pay to ensure actual results are aligned to performance payouts	No “Single-Trigger” vesting of Equity Awards with a Change-in-Control - All unvested, outstanding and future awards contain a “double-trigger” provision
Target Total Compensation at 50th Percentile - Based on similarly-sized companies’ target total compensation at the 50th percentile	No Special Retirement Benefit Formulas for NEOs - Our non-qualified retirement plan restores benefits capped under our broad-based plan due to statutory limits
Heavy Weight on Performance Compensation - Majority of compensation is paid through annual incentive and long-term compensation plans	No Hedging or Pledging - Maintain a policy that prohibits NEOs and Directors of AES from engaging in hedging activities, or pledging AES stock
Stock Ownership Guidelines - Maintain market-competitive guidelines to align NEO and Stockholder interests	No Change-In-Control Excise Tax Gross-Ups - Completely discontinued this provision in 2012
Executive Severance - Our plan is competitive with market practice and all benefits are conditioned upon “double-trigger”	No Perquisites - No perquisites are provided to any NEOs
“Clawback” Policy - Policy provides for recovery of certain previously-paid incentive awards under certain circumstances	No Backdating or Option Repricings
Independent Consultant Retained by the Compensation Committee - Provides no other services to AES	No Payment of Dividends or Dividend Equivalents on Equity Awards Unless Earned and/or Vested

These practices are discussed in further detail throughout the remainder of this CD&A.

The AES Corporation Proxy Statement 29

Executive Compensation

Relative Pay-for-Performance Analysis
The Compensation Committee annually reviews an analysis of AES’ performance and CEO compensation relative to other power generation and utility companies from the S&P 500 Utilities Index to whom investors may compare AES. Total Stockholder Return is the primary performance measure reviewed in that analysis. Compensation is defined as base salary, actual bonuses paid, and actual and projected earnings from long-term compensation.

The analysis summarized in the below chart indicated that AES’ CEO compensation and Total Stockholder Return were both below median for the three-year period from January 1, 2014 to December 31, 2016, the most recent period completed when the Compensation Committee conducted its review during 2017. Specifically, CEO realizable compensation and AES’ Total Stockholder Return were both in the bottom quartile which indicates that compensation actually realizable by our CEO aligns with value creation to AES Stockholders.

AES Versus S&P 500 Utilities Index Pay Alignment

Results of 2017 Advisory Vote to Approve Executive Compensation (“2017 Say on Pay Vote”)
At the 2017 Annual Meeting, AES received over 94% support for its NEO compensation based on the shares voted in favor of the 2017 Say on Pay proposal. This outcome confirmed the Company’s view that the NEO compensation program aligns with our Stockholders’ interests. In making future decisions on NEO compensation, the Compensation Committee will consider the outcome of future annual Say on Pay votes, including the vote to be taken in 2018.

Our Executive Compensation Process

The CD&A includes compensation details for our NEOs:

Name	Title
Mr. Andrés Gluski	President & Chief Executive Officer (“CEO”)
Mr. Thomas O’Flynn	EVP & Chief Financial Officer (“CFO”)
Mr. Bernerd Da Santos	EVP & Chief Operating Officer (“COO”)
Ms. Letitia Mendoza	SVP & Chief Human Resources Officer (“CHRO”)
Mr. Brian Miller	Former EVP, General Counsel and Corporate Secretary (“General Counsel”)
Ms. Elizabeth Hackenson	Former SVP, Technology and Services and CIO (“CIO”)

Our Executive Compensation Philosophy

Our philosophy is to provide compensation opportunities that approximate the 50th percentile of survey data specific to our revenue size and industry. We then design our incentive plans to pay for performance with more compensation paid when performance exceeds expectations and less compensation paid when performance does not meet expectations. Thus, the actual compensation realized by an NEO will depend on our actual performance.

The AES Corporation Proxy Statement 30

Executive Compensation

In applying this philosophy, survey data is used to assess the impact of any changes on the competitiveness of target total compensation opportunities relative to the 50th percentile. Our use of survey data is described further in the section titled “How We Use Survey Data in our Executive Compensation Process.”

The Compensation Committee considers additional factors in making its decisions on each NEO’s target total compensation opportunity. The specific factors include:

•	Individual performance against pre-set goals and objectives for the year, and Company performance;

•	An individual’s experience and expertise;

•	Position and scope of responsibilities;

•	An individual’s future prospects with the Company; and

•	The new total compensation that would result from any change and how the new total compensation compares to survey data.

In making its decisions, the Compensation Committee does not apply formulaic weighting to any of the above factors.

Role of the Compensation Committee, Independent Compensation Consultant, and Management

	Compensation Committee	Independent Compensation Consultant	Management (CEO & CHRO)
Provide overall oversight of the Company’s compensation and benefit plans, including plans in which the NEOs participate	●
Annually review NEO compensation and, if appropriate, propose changes to target total compensation for Board of Directors’ approval	●
Approve performance goals for annual and long-term incentive plans within the first three months of the performance period	●
Based on an assessment of performance against pre-set goals, approve payouts to NEOs under incentive plans and propose for Board of Directors’ approval	●
Participate in all Committee meetings	●	●	●
Participate in executive sessions of the Compensation Committee	●	As requested
Prepare and summarize detailed information on the Company’s performance and, as applicable, performance of an individual executive			●
Prepare and provide (in advance whenever possible) additional materials regarding our executive compensation plans for review and discussion by the Committee in its meetings			●
Based on business strategy, propose any changes to incentive plan designs			●
With the Committee’s knowledge, provide background information to the independent consultant required for the consultant to carry out its duties			●
Update the Committee on market trends, regulatory matters and governance best practices related to executive compensation		●
Review and provide the Committee with feedback on market competitiveness of any changes to target total compensation proposed by management		●
Review and provide the Committee with feedback on incentive plan changes proposed by management		●

In 2017, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to serve as its Independent Compensation Consultant. The Compensation Committee has reviewed the independence of Meridian as required by the NYSE rules that relate to the engagement of its advisors. The Compensation Committee, after taking into consideration all relevant factors, determined Meridian to be independent, consistent with NYSE requirements.

The AES Corporation Proxy Statement 31

Executive Compensation

How We Use Survey Data in our Executive Compensation Process

At the time it decides target total compensation opportunities, the Compensation Committee reviews survey data from Willis Towers Watson. The data enables the Compensation Committee to compare compensation for our NEOs to compensation provided by similarly-sized general industry and power industry companies for executives in comparable positions to our NEOs.

In 2017, the Compensation Committee reviewed data from two Willis Towers Watson compensation surveys:

•	The U.S. General Industry Database which consisted of other companies with international operations

•	The U.S. Energy Industry Database which consisted of primarily power generation and distribution companies
From both surveys, we use regression analysis to predict the compensation paid by those companies most similar to AES in size. At the time of the analysis, we used our then-current revenue estimated at $13.7B. In the general industry sample, there were a total of 484 companies and, in the energy industry database, there were a total of 111 companies. However, by using the regression analysis, the data generally reflect compensation paid by the companies closest to us in size.

The survey data lag the year for which the compensation decision applies and therefore are aged at an annualized rate of 3% per year. In determining companies comparable to AES in size, we use revenue because executive target total compensation more closely correlates with revenue than any other size indicator, in both general industry and the power industry. The statistical sample underlying the market compensation data reflects the revenue size indicators stated above ($10B to $20B for general industry; over $6B for the power industry data).

For all NEOs, a blend of general industry and power industry data is appropriate based on the operational knowledge required of their positions and the international scope of their roles.

NEO	General Industry Weighting	Power Industry Weighting
Mr. Gluski, CEO	50%	50%
Mr. O’Flynn, CFO	50%	50%
Mr. Da Santos, COO	50%	50%
Ms. Mendoza, CHRO	50%	50%
Mr. Miller, Former General Counsel	50%	50%
Ms. Hackenson, Former CIO	50%	50%

In the case of Mr. Gluski, his target total compensation was slightly below the market 50th percentile but above the 25th percentile. In the case of Mr. Da Santos, his compensation approximated the 50th percentile. In the case of Mr. O’Flynn, Mr. Miller, Ms. Mendoza and Ms. Hackenson , their target total compensation was between the 50th percentile and the 75th percentile. As previously described, NEOs will not realize the target level of compensation if AES does not meet performance goals and create Stockholder value, or they terminate employment with AES prior to the vesting or payment dates.

The Compensation Committee views the Willis Towers Watson survey data as an appropriate benchmark of compensation practices and levels of similarly-sized companies, including companies with international operations against whom we compete for talent.

CEO Compensation Relative to other NEOs

Our CEO’s compensation is higher than the compensation paid to our other NEOs largely due to the scope of his position and his overall responsibility for the Company’s strategy and direction, as well as his overall influence on AES’ near- and long-term performance, in general. When compared to our other NEOs, our CEO’s total compensation is more heavily weighted towards incentive compensation and his stock ownership guideline is higher. The higher compensation and higher percentage of compensation in the form of performance-based incentives for our CEO are consistent with the survey data described above.

The AES Corporation Proxy Statement 32

Executive Compensation

Overview of AES Total Compensation

Elements of Compensation

The following table presents each element of compensation and explains (i) the objective of each element, (ii) what the element is designed to reward, and (iii) why we choose to pay each element.

Objective	What it Rewards	Why we Pay
Base Salary
Provide fixed cash compensation that reflects the individual’s experience, responsibility and expertise	Accomplishment of day-to-day job responsibilities, taking into account individual performance and retention considerations	Market competitiveness; attract and retain our NEOs
Performance Incentive Plan (our annual incentive plan)
Provide performance-based, short-term cash compensation relative to the achievement of pre-set objectives, and performance, based on a payout range of 0-200%	Achievement of specific pre-set performance thresholds related to safety, financial, operational and strategic objectives	Direct incentive to achieve the Company's safety, financial, operational and strategic objectives for the year
Long-Term Compensation (LTC)
Provide awards that align the interests of our executives with those of our Stockholders over the long term	Share price growth, dividend performance and attainment of long-term financial goals	Directly links NEOs’ interests with those of Stockholders and AES’ long-term financial performance
Retirement and Health and Welfare Benefits
Provide retirement and health and welfare benefits that are generally comparable to those provided to our broad-based U.S. employee population	Promote healthiness and financial readiness for retirement	Market competitiveness

The AES Corporation Proxy Statement 33

Executive Compensation

Mix of Cash and Equity Compensation

The Company does not target a specific allocation of cash versus equity compensation, nor does it target a specific allocation between short- and long-term compensation. The charts below indicate the mix of cash and equity compensation, as well as short-term and long-term compensation for both our CEO and all other NEOs.

In making compensation decisions, the Compensation Committee does not explicitly consider prior years’ awards or current equity holdings. The Compensation Committee does, however, annually review “Tally Sheets” to ensure it has a detailed understanding of how its decisions on individual compensation elements affect other compensation elements and total compensation. For each NEO, the Tally Sheets provide the Compensation Committee with detailed information on:

•	Year-over-year changes in total compensation;

•	The value of outstanding long-term compensation awards under various share price and financial performance scenarios;

•	Payouts and realized gains from past long-term compensation awards; and

•	The value of benefits payable upon termination and change-in-control.
A discussion of how the Compensation Committee determined each element of compensation for 2017 is provided in the next section of this CD&A.

2017 Compensation Determinations

Base Salary

As explained in the section titled “Our Executive Compensation Process,” the Compensation Committee reviews the target total compensation, including base salaries, of our NEOs annually. In addition, the Compensation Committee will review the base salary of an Executive Officer if there is a promotion or in the case of a newly-hired Executive Officer.

The AES Corporation Proxy Statement 34

Executive Compensation

The following table shows the 2017 base salary and the percentage increase from 2016 for each NEO.

NEO	2017 Base Salary	Percentage Increase from 2016	Rationale for Increase
Mr. Gluski, CEO	$1,188,000	2%	Maintain market competitiveness
Mr. O’Flynn, CFO	$690,000	1%	Maintain market competitiveness
Mr. Da Santos, COO	$510,000	12%	Move salary closer to 50th percentile
Ms. Letitia Mendoza	$435,000	4%	Move salary closer to 50th percentile
Mr. Miller, Former General Counsel	$590,000	1%	Maintain market competitiveness
Ms. Hackenson, Former CIO	$437,000	1%	Maintain market competitiveness

At the recommendation of the CEO, the 2017 base salaries for each of our NEOs were increased to maintain pay levels that are market competitive (i.e., at the 50th percentile). Mr. Da Santos and Ms. Mendoza were given increases to continue to move their salaries closer to the market 50th percentile.

Further details on 2017 base salaries paid to our NEOs can be found in the Summary Compensation Table of this Proxy Statement.

2017 Performance Incentive Plan Payouts

2017 Company Performance Score Targets: Our NEOs are eligible for annual incentive awards under the Performance Incentive Plan, a Stockholder-approved plan that, for 2017, was intended to preserve the tax deductibility of annual incentive awards paid by the Company under Section 162(m) of the Code. Under the Performance Incentive Plan, for 2017, the NEOs were eligible to receive a maximum payout capped at 0.17% of EBITDA for the CEO and 0.07% of EBITDA for each of the other NEOs. EBITDA is defined as Gross Margin; plus Depreciation and Amortization; plus Intercompany Management Fees; minus SG&A.

As detailed more fully below, in the first quarter of 2017, the Compensation Committee also established measures in three performance categories: Safety, Financial, and Strategic & Operational Objectives. In setting these additional performance measures, the Compensation Committee considered information provided by Management about the Company’s financial budget for the year as well as strategic and operational objectives. The Compensation Committee approved performance measures and objectives across all three categories that it considered to be challenging.

In early 2018, the Compensation Committee determined that the Company achieved positive EBITDA of $3.3B for 2017 and that the NEOs were eligible for annual incentive awards under the pre-established Section 162(m) performance criteria. The Compensation Committee approved, and recommended to the Board of Directors to approve, the annual incentive pay-outs for 2017. The Committee’s decision was based on AES’ 2017 corporate performance score which reflected actual results against pre-established performance measures shown above.

The AES Corporation Proxy Statement 35

Executive Compensation

The below table reflects the measures, weights, and targets approved by the Committee, as well as the 2017 results.

Measure	Weight	Target Goal	Actual Results	Actual % of Target	2017 Score
Safety
Serious Safety Incidents	10%	No serious safety incidents, as measured by 0 occupational fatalities	No serious safety incidents occurred among AES People	n/a	100%
Near Miss Reporting		Reports filed timely, accurately, and mitigation plans executed	Favorable to target	n/a
Proactive Safety Measures		Achieve 2017 goals	Exceeded safety walk and meeting goals	n/a
Financial[1]
Adjusted EPS	15%	$1.05	$1.08	103%	145%
Prop. Free Cash Flow ($M)	15%	$1,084	$1,235	114%
Parent Free Cash Flow ($M)	20%	$625	$638	102%
Strategic & Operational Objectives
Operational KPIs (Index Score)[2]	10%	100% of Index	87%	87%	95%
Construction Program	10%	Advance construction program on time / on budget	On time performance – 92% On budget performance – 74%	83%
AES Energy Star Program	10%	2017 Run rate cost savings and revenue enhancements of $50M	Achieved $1.8M over target	104%
New Growth Projects	10%	2000 MWs of new growth projects and Southland NTP	2,160 MWs of new growth projects or acquisitions	108%

2017 AES Corporate Performance Score - 121%
1Assuming the threshold financial requirement for each measure is met, the score ranges from 50% to 200%. For Adjusted EPS and Parent Free Cash Flow, a 50% score corresponds to actual results at 90% of the target goal, and a 200% score corresponds to actual results at 110% of the target goal. For Proportional Free Cash Flow, a 50% score corresponds to actual results at 85% of the target goal, and a 200% score corresponds to actual results at 115% of the target goal.

2 Key Performance Indicators and weights for Generation businesses are as follows: Commercial Availability 32.8%, Equivalent Forced Outage Factor 24%, Equivalent Availability Factor 22.4%, Heat Rate 16.2%, and Days Sales Outstanding 4.6%. Key Performance Indicators and weights for Distribution businesses are as follows: System Average Interruption Duration Index 44.3%, System Average Interruption Frequency Index 30%, Customer Satisfaction Index 11.7%, Days Sales Outstanding 10.8%, and Non-Technical Losses 3.2%.

2017 Annual Incentive Weighting for NEOs: For 2017, the Company varied the weighting for each NEO on Strategic & Operational Objectives within the annual incentive plan to enhance alignment with each NEO’s area of responsibility. The CEO had equal weight on all four measures in these areas due to the scope of his position and overall responsibility for the Company’s strategy and direction. For each of the NEOs, the weights for Strategic & Operational Objectives are detailed below.

NEO	Mr. Gluski, CEO	Mr. O’Flynn, CFO	Mr. Da Santos, COO	Ms. Mendoza, CHRO	Mr. Miller, Former General Counsel
Operational KPIs	10%	-	15%	-	-
Construction Program	10%	-	10%	-	-
AES Energy Star	10%	15%	15%	15%	15%
New Growth Projects	10%	25%	-	25%	25%

The AES Corporation Proxy Statement 36

Executive Compensation

Final 2017 Annual Incentive Payouts: The following table shows the final award for each of our NEOs under the 2017 Performance Incentive Plan. The Compensation Committee approved, and the Board approved, the annual incentive payout as a percent of the target for each of the NEOs below based on the AES Corporate Performance Scores. As of her separation date, Ms. Hackenson forfeited any right to payment under the Annual Incentive Plan for 2017.

NEO	2017 Base Salary	2017 Target Annual Incentive (% of base salary)	Actual 2017 Annual Incentive Award
			Dollar Value	% of Target Annual Incentive*
Mr. Gluski, CEO	$1,188,000	150%	$2,148,000	121%
Mr. O’Flynn, CFO	$690,000	100%	$862,000	125%
Mr. Da Santos, COO	$510,000	100%	$632,000	124%
Ms. Mendoza, CHRO	$435,000	80%	$435,000	125%
Mr. Miller, Former General Counsel	$590,000	100%	$737,000	125%

*Actual percentage results above are rounded to the nearest whole number

Long-Term Compensation

2017 Long-term Compensation Mix: In 2017, we utilized the same overall long-term compensation mix as in 2016, which was based on the following:

•	Compensation philosophy which emphasizes alignment between executive compensation and Stockholder value creation

•	Long-term strategic and financial objectives

•	Goal of retaining our NEOs

•	Review of relevant market practices

Performance Stock Units Based on Proportional Free Cash Flow (40%): Performance stock units represent the right to receive a single share of AES Common Stock subject to performance- and service-based vesting conditions. Performance stock units granted in 2017 are eligible to vest subject to our three-year cumulative Proportional Free Cash Flow. Proportional Free Cash Flow is a measure of long-term cash generation driven by increasing revenue, reducing costs, improving productivity and efficiently utilizing capital.

The Proportional Free Cash Flow target is set for the three-year performance period and is subject to pre-defined, objective adjustments during the three-year performance period based on changes to the Company’s portfolio, such as an asset divestiture or sale of a portion of equity in a subsidiary.

The AES Corporation Proxy Statement 37

Executive Compensation

The final value of the performance stock unit award depends upon the level of Proportional Free Cash Flow achieved over the three-year measurement period as well as our share price performance over the period since the award is stock-settled. If a threshold level of Proportional Free Cash Flow is achieved, units vest and are settled in the calendar year that immediately follows the end of the performance period.

The following table illustrates the vesting percentage at each Proportional Free Cash Flow level for targets set for the 2017-2019 performance period:

Performance Level	Vesting Percentage
75% of Performance Target or Below	0%
Equal to 87.5% of Performance Target	50%
Equal to 100% of Performance Target	100%
Equal to or Greater Than 125% of Performance Target	200%

Between the Proportional Free Cash Flow levels listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn performance stock units is also generally subject to the continued employment of the NEO. The Compensation Committee approved a Proportional Free Cash Flow target for the 2017 performance stock unit that will require improvement over prior performance.

Performance Cash Units Based on AES Total Stockholder Return (40%): Performance cash units represent the right to receive a cash-based payment subject to performance- and service-based vesting conditions. Performance cash units granted in 2017 are eligible to vest subject to AES’ Total Stockholder Return from January 1, 2017 through December 31, 2019 relative to companies in three different indices. The indices and their weightings are as follows:

•	S&P 500 Utilities Index - 50%

•	S&P 500 Index - 25%

•	MSCI Emerging Markets Index - 25%

We use Total Stockholder Return as a performance measure to align our NEOs’ compensation with our Stockholders’ interests since the ability to earn the award is linked directly to stock price and dividend performance over a period of time.

Total Stockholder Return is defined as the appreciation in stock price and dividends paid over the performance period as a percent of the beginning stock price. To determine share price appreciation, we use a 90-day average stock price for AES, the S&P 500 Utilities Index companies, the S&P 500 Index companies, and the MSCI Emerging Markets Index companies at the beginning and end of the three-year performance period. This avoids short-term volatility impacting the calculation.

The value of each performance cash unit is equal to $1.00, and the number of performance cash units that vest depend upon AES’ percentile rank against the companies in the indices. If AES’ Total Stockholder Return is above the threshold percentile rank established for the performance period, a percentage of the units vest and are settled in cash in the calendar year that immediately follows the end of the performance period. The following table illustrates the vesting percentage at each percentile rank for the 2017-2019 performance period:

AES 3-Year Total Stockholder Return Percentile Rank	Vesting Percentage
Below 30th percentile	0%
Equal to 30th percentile	50%
Equal to 50th percentile	100%
Equal to 70th percentile	150%
Equal to or Greater Than 90th percentile	200%

The AES Corporation Proxy Statement 38

Executive Compensation

Between the percentile ranks listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn these performance cash units is also generally subject to the continued employment of the NEO.

Restricted Stock Units: Restricted stock units represent the right to receive a single share of AES Common Stock subject to service-based vesting conditions. The Company grants restricted stock units to assist in retaining our NEOs and also to increase their ownership of AES Common Stock, which further aligns our NEOs’ interests with those of Stockholders. Restricted stock units vest based on continued service with the Company in three equal installments beginning on the first anniversary of the grant.

2017 Long-Term Compensation Grants: In February 2017, consistent with our practice in prior years, the Company granted long-term compensation to the NEOs. The target grant values below are based upon the grant date closing stock price of AES Common Stock for performance stock units and restricted stock units, and a per unit value of $1.00 for performance cash units.

NEO	February 2017 Long-Term Compensation Target Value
	As % of Base Salary	Dollar Amount
Mr. Gluski, CEO	535%	$6,355,800
Mr. O’Flynn, CFO	325%	$2,242,500
Mr. Da Santos, COO	225%	$1,147,500
Ms. Mendoza, CHRO	150%	$652,500
Mr. Miller, Former General Counsel	225%	$1,327,500
Ms. Hackenson, Former CIO	150%	$655,500

The values in the table above differ from the Stock Award column in the Summary Compensation Table because the performance cash units contain a market condition which results in a Fair Market Value, for financial accounting purposes, that differs from the $1 per unit value the Company uses to determine the grant.

Ms. Hackenson forfeited the unvested portions of these awards upon the termination of her employment.

Mr. Miller will forfeit the unvested portions of these awards upon termination of his employment on March 31, 2018.

Prior Year Performance Stock Units Vesting in 2017: All of the NEOs received a grant of performance stock units in February 2015 for the performance period January 1, 2015 through December 31, 2017:

•	50% of the target number of shares was based on the Company’s Total Stockholder Return relative to S&P 500 Utility companies for the period from January 1, 2015 to December 31, 2017; and

•	50% of the target number of shares was based on the achievement of the Company’s cumulative EBITDA less Maintenance & Environmental CapEx (“EBITDA less CapEx”) target for the 2015-2017 period.
The portion of the performance stock unit award based on Total Stockholder Return was forfeited because the Company did not attain the performance threshold which was Total Stockholder Return equal to the 30th percentile of S&P 500 Utility companies.

The portion of the performance stock unit award based on EBITDA less CapEx paid out at 40.62% of the target number of shares based on our actual EBITDA less CapEx result of $6,148M, which was 85% of the target EBITDA less CapEx goal. The performance payout level is derived using straight-line interpolation: for every one percentage point performance is below the target goal, the payout is reduced by approximately four percentage points.

The AES Corporation Proxy Statement 39

Executive Compensation

Thus, the total payout for this award for the NEOs was 20.31% of the original target number of shares as detailed in the following table:

NEO	Target Number of Units	% of Target Vested Based on:		Final Shares Vested
		Relative AES Total Stockholder Return	Cumulative EBITDA less CapEx	Number of Shares	% of Original Target
Mr. Gluski, CEO	251,850	0%	40.62%	51,151	20.31%
Mr. O’Flynn, CFO	84,104	0%	40.62%	17,082	20.31%
Mr. Da Santos, COO	22,288	0%	40.62%	4,527	20.31%
Ms. Mendoza, CHRO	22,288	0%	40.62%	4,527	20.31%
Mr. Miller, Former General Counsel	50,168	0%	40.62%	10,189	20.31%
Ms. Hackenson, Former CIO[1]	16,484	0%	40.62%	3,348	20.31%

1 Ms. Hackenson received a pro-rata award (two-thirds) of the units otherwise payable based on her employment for a portion of the performance period; this treatment is in accordance with the original terms and conditions applicable to this award.

EBITDA less CapEx is defined as Gross Margin; plus Depreciation and Amortization; plus Intercompany Management Fees; minus SG&A to equal EBITDA. EBITDA is then reduced by Maintenance and Environmental CapEx. The Environmental CapEx for this adjustment is reduced by those projects with tracker returns that, through a regulatory mechanism, provide for the recovery of, and return on, certain utility investments. As a final step in the calculation, the Total EBITDA less CapEx is adjusted by AES’ ownership percentage (which reflects AES’ direct or indirect ownership in a particular business).

Further details on the 2015-2017 performance stock unit payout to our NEOs can be found in the Option Exercises and Stock Vested Table of this Proxy Statement.

Other Relevant Compensation Elements and Policies

Perquisites

We do not provide perquisites to any of our Executive Officers.

Retirement Benefits

We cover our NEOs under the Restoration Supplemental Retirement Plan (“RSRP”) to restore benefits that are limited under our broad-based retirement plans due to statutory limits imposed by the Code. The RSRP’s objectives are consistent with our philosophy to provide competitive levels of retirement benefits and to retain talented executives. The RSRP does not contain any enhanced or special benefit formulas for our NEOs. Contributions to the RSRP made in 2017 are included in the All Other Compensation column of the Summary Compensation Table of this Proxy Statement. Additional information regarding the RSRP is contained in the “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” of this Proxy Statement.

Stock Ownership Guidelines

Our Board of Directors, based upon our Management’s and the Compensation Committee’s recommendations, adopted stock ownership guidelines in January 2011. These guidelines promote our objective of increasing Stockholder value by encouraging our NEOs to acquire and maintain a meaningful equity stake in the Company.

The guidelines were designed to maintain stock ownership at levels high enough to assure our Stockholders of our NEOs’ commitment to value creation. Under these guidelines, our NEOs are expected, over time, to acquire and hold shares of AES Common Stock equal in value to a multiple of their annual salaries. The Compensation Committee sets the ownership multiples based on market practice for each NEO’s position. The current ownership multiple for each NEO, who was serving as of fiscal year end 2017, is as follows:

The AES Corporation Proxy Statement 40

Executive Compensation

NEO	Ownership Multiple of Base Salary
Mr. Gluski, CEO	5x
Mr. O’Flynn, CFO	3x
Mr. Da Santos, COO	3x
Ms. Mendoza, CHRO	2x
Mr. Miller, Former General Counsel	3x

Shares owned directly and shares beneficially acquired under our retirement plans all count toward satisfying the guidelines. Unexercised stock options, unvested performance stock units and unvested restricted stock unit awards do not count towards satisfaction of the guidelines.

The Company requires that all net shares (net of option exercise price and/or withholding tax) acquired after the guideline effective date will be retained and cannot be liquidated until the guideline has been met.

Severance and Change-in-Control Arrangements

The Company maintains certain severance and change-in-control arrangements, including the Executive Severance Plan and change-in-control provisions in the long-term compensation award agreements.

Executive Severance Plan: The Compensation Committee has included all Executive Officers in a single Executive Severance Plan, the design of which is consistent with current market practices. Newly hired or promoted executives are included in this plan beginning on the first date of their executive appointment. The Executive Severance Plan does not contain any excise tax gross-ups and, thus, none of our NEOs are eligible for an excise tax gross-up.

The Company provides severance benefits for qualifying termination both related and unrelated to a change-in-control to enable the attraction and retention of key executive talent. Also, in the case of severance benefits upon a qualifying termination related to a change-in-control, the Company believes these benefits will help to align the NEOs’ interests with those of Stockholders by mitigating any uncertainties the NEOs may have about their ongoing employment if the change-in-control is pursued. The Company provides severance benefits after a change-in-control only if there is a qualifying termination of employment following the change-in-control (i.e., “double-trigger benefits”).

Further details on the Executive Severance Plan and qualifying termination events can be found in the section titled “Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control” of this Proxy Statement.

Vesting of Long-term Compensation Awards upon Change-in-Control: Upon a change-in-control, the unvested portion of all outstanding awards will vest only upon a double-trigger (at target performance levels for performance awards). The double-trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control. All unvested, outstanding awards include a double- trigger.

Clawback Policy

The Company has adopted a “clawback policy” which provides the Compensation Committee with the discretion to seek the reimbursement of any annual incentive payment or long-term compensation award, as defined under the policy, to key executives of the Company, including our NEOs, where:

•	The initial payment was calculated based upon achieving certain financial results that were subsequently the subject of a material restatement of the Company’s financial statements;

•	The Compensation Committee, in its discretion, determines that the executive engaged in fraud or willful misconduct that caused, or substantially caused, the need for the restatement; and

•	A lower payment would have been made to the executive based upon the restated financial results.

The AES Corporation Proxy Statement 41

Executive Compensation

In each such instance, the Compensation Committee has the discretion to determine whether it will seek recovery from the individual executive and has discretion to determine the amount. The policy applies to annual incentive payments made in or after 2013 under the Performance Incentive Plan and performance cash unit and performance stock unit awards granted in or after 2012.
Prohibition Against Hedging and Pledging

The Board has adopted a policy that prohibits Directors and Officers required to file reports with the SEC under Section 16 of the Exchange Act of 1934, which includes our NEOs, from hedging their economic interest in AES Common Stock or using AES Common Stock as collateral in a financial transaction.

IRS Section 162(m)

The Compensation Committee also considers and evaluates the impact of applicable tax laws with respect to compensation paid under our plans, arrangements and agreements. For instance, with certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1M paid to certain covered employees (generally our CEO, CFO, and three other highest paid Executive Officers).

Compensation paid to covered employees historically has not been subject to the deduction limitation if it was considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

However, the applicable qualified performance-based tax-deductibility exception to Section 162(m) of the Code has been repealed for tax years beginning in 2018 under the Tax Cuts and Jobs Act, such that compensation paid to our covered Officers in excess of $1M will not be deductible unless it qualifies for transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. Despite the Compensation Committee originally structuring certain performance awards in a manner that was exempt from Section 162(m) of the Code and, therefore, not subject to its deduction limits, because of the ambiguities and uncertainties as to the interpretation of the scope of the application of the transition relief under the legislation repealing Section 162(m) of the Code’s exemption from the deduction limit, no assurance can be given that compensation originally intended to satisfy the requirements for exemption from Section 162(m) of the Code will, in fact, be fully deductible.

The Compensation Committee believes that the Section 162(m)-related tax deduction is only one of several relevant considerations in setting compensation. The Compensation Committee also believes that the Section 162(m) tax deduction limitation should not be permitted to compromise its ability to design and maintain executive compensation arrangements that, among other things, are intended to attract, retain and motivate talented, high-performing people. As a result, the Compensation Committee retains the flexibility to provide compensation it determines to be in the best interests of the Company and its Stockholders even if that compensation is ultimately not deductible for tax purposes. Moreover, even if we intended to grant compensation that qualified as performance-based compensation for purposes of Section 162(m) of the Code prior to the repeal of the qualified performance-based compensation exception under the Tax Cuts and Jobs Act, we cannot guarantee that such compensation will so qualify or will ultimately be deductible by us.

Non-GAAP Measures

In this CD&A, we reference certain Non-GAAP measures, including Adjusted EPS, which is reconciled to the nearest GAAP measure in the information below.

Reconciliation of Adjusted EPS

Year Ended Dec. 31, 2017
Diluted EPS from continuing operations	$(0.76)
Unrealized derivative (gains)/ losses	-
Unrealized foreign currency transaction (gains)/ losses	$(0.10)
Disposition/ acquisition (gains)/losses	$0.19
Impairment losses	$0.82
Loss on extinguishment of debt	$0.09
Restructuring Costs	$0.05
U.S. Tax law reform impact	$1.08

The AES Corporation Proxy Statement 42

Executive Compensation

Less: Net income tax (benefit)/expense	$(0.29)
Adjusted EPS	$1.08

Additionally in this CD&A, we reference certain Proportional Free Cash Flow and Parent Free Cash Flow.

Proportional Free Cash Flow is defined as Net Cash from Operating Activities less Maintenance and Environmental Capital Expenditures, adjusted for AES ownership percentage.

Parent Free Cash Flow is Subsidiary Distributions less cash used for interest costs, development, general and administrative activities, and tax payments by the parent company. Subsidiary Distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which is determined in accordance with GAAP. Subsidiary Distributions are important to the parent company because the parent company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the parent company and related holding companies.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the CD&A with AES’ Management and, based on this review and discussion, recommended to the Board that it be included in AES’ Proxy Statement and incorporated into the AES Form 10-K for the year ended December 31, 2017.

The Compensation Committee of the Board of Directors,

James H. Miller, Chair
Kristina M. Johnson
Holly K. Koeppel
Alain Monié
Jeffrey W. Ubben

Risk Assessment

We believe that the general design of our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with our executives’ roles. The following features of the program illustrate this point:

•
Our program reflects a balanced mix of compensation awards to avoid excessive weight on any one performance measure and is designed to promote stability and growth (1) in the short-term through the payment of an annual incentive award based entirely on quantifiable goals and (2) in the long-term, through the payment of awards, the value of which are tied directly to AES share price performance;

•	Our annual incentive plan, performance stock units, and performance cash units provide a defined range of payout opportunities ranging from 0-200% of target;

•
Total compensation levels are heavily weighted on long-term incentive awards tied to share price performance with three-year service-based vesting schedules and, in the case of performance stock units, cumulative long-term performance goals;

•	We have stock ownership guidelines so that our NEOs’ and other senior executives’ personal wealth is tied to the long-term success of the Company; and

•	The Compensation Committee retains discretion to adjust or modify compensation based on the Company’s and executives’ performance.

The AES Corporation Proxy Statement 43

Executive Compensation

In 2017, with the assistance of its independent advisor, the Compensation Committee analyzed all of the Company’s compensation programs from a risk perspective. In that review, Meridian identified several risk mitigators including:

•	Good balance of fixed and variable pay opportunities;

•	Capped incentive plans;

•	Multiple incentive measures;

•	Performance measured at the large business unit or corporate level;

•	Mix of measurement time periods;

•	Long-term stock ownership requirements and holding requirements;

•	Allowable Compensation Committee discretion, especially in the annual incentive plan and performance stock unit and performance cash unit agreements;

•	Oversight provided by non-participants in the plans, including plan results and Compensation Committee approval of goals;

•	Moderate severance program; and

•	Clawback policy.
Because of the presence of the risk mitigators identified above and the design of our compensation program, we believe that the risks arising from our employee compensation program are not reasonably likely to have a material adverse effect upon AES.
Summary Compensation Table (2017, 2016 and 2015)1

Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Andrés Gluski
President & Chief Executive Officer
2017	$1,188,000	$5,818,612	-	$2,148,000	$200,071	$9,354,683
2016	$1,165,000	$5,734,136	-	$1,957,200	$127,750	$8,984,086
2015	$1,165,000	$3,731,410	$1,549,654	$1,450,425	$195,750	$8,092,239

Thomas O’Flynn
EVP & Chief Financial Officer
2017	$690,000	$2,052,965	-	$862,000	$107,701	$3,712,666
2016	$683,000	$2,042,173	-	$764,960	$60,800	$3,550,933
2015	$683,000	$2,446,092	$517,500	$566,890	$92,550	$4,306,032

Bernerd Da Santos
EVP & Chief Operating Officer
2017	$510,000	$1,050,505	-	$632,000	$69,266	$2,261,771
2016	$456,000	$839,040	-	$485,184	$30,100	$1,810,324
2015	$380,000	$730,221	$137,138	$252,320	$46,620	$1,546,299

Letitia Mendoza (7)
SVP & Chief Human Resources Officer
2017	$435,000	$597,358	-	$435,000	$51,966	$1,519,324

Brian Miller (8)
Former EVP, General Counsel & Corporate Secretary
2017	$590,000	$1,215,306	-	$737,000	$93,837	$2,636,143
2016	$585,000	$1,210,953	-	$655,200	$52,550	$2,503,703
2015	$585,000	$743,287	$308,689	$485,550	$80,890	$2,203,416

Elizabeth Hackenson (9)
Former SVP, Technology & Services and CIO
2017	$217,833	$600,094	-	-	$845,230	$1,663,157
2016	$433,000	$597,537	-	$412,216	$4,330	$1,447,083
2015	$433,000	$366,358	$152,145	$305,481	$12,623	$1,269,607

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*	Table excludes the Bonus and Change in Pension Value and Non-Qualified Deferred Compensation Earnings columns, which are not applicable.

NOTES:

(1)
Based on actual performance and the value of equity awards at vesting, including our relative Total Stockholder Return performance stock units which were forfeited in their entirety for each of the three-year performance periods ending in 2015-2017, actual compensation earned by our NEOs has been below the Summary Compensation Table reported values. The below table reflects the aggregate value reported in the Summary Compensation Table during fiscal years 2017, 2016 and 2015, as well as compensation actually earned (W-2 income), during that same period. Ms. Hackenson is excluded as a result of her termination during 2017.

Summary Compensation Table (SCT) Reported Compensation vs. Compensation Actually Earned Cumulative for Three-Year Period from 2015 to 2017
Name	Summary Compensation Table ($)	Actual Compensation Earned ($)	% Variance
Andres Gluski	$26,431,088	$14,423,127	(45)%
Thomas O'Flynn	$11,569,631	$6,132,588	(47)%
Bernerd Da Santos	$5,618,394	$3,076,093	(45)%
Brian Miller	$7,343,262	$4,696,232	(36)%
Letitia Mendoza*	$1,519,324	$969,906	(36)%
*The data reported for Ms. Mendoza represents 2017 only, as she was not an NEO in prior years.

(2)	The base salary earned by each NEO during fiscal years 2017, 2016 and 2015, as applicable.

(3)
Aggregate grant date fair value of performance stock units, performance cash units, and restricted stock units granted in the year which are computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”) disregarding any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 16), or Management’s Discussion & Analysis, as appropriate, contained in the AES Form 10-K which also includes information for 2015 and 2016. Assuming the maximum market and financial performance conditions are achieved, and in the case of performance stock units the share price at grant, the maximum value of performance stock units and performance cash units granted in fiscal year 2017, and payable upon completion of the 2017-2019 performance period, is shown below.

Maximum Value of Performance Stock Units and Performance Cash Units Granted in FY17 (payable after completion of 2017-2019 performance period)
Name	Performance Stock ($)	Performance Cash ($)	Total ($)
Andres Gluski	$5,084,638	$5,084,640	$10,169,278
Thomas O'Flynn	$1,794,010	$1,794,000	$3,588,010
Bernerd Da Santos	$917,990	$918,000	$1,835,990
Letitia Mendoza	$522,009	$522,000	$1,044,009
Brian Miller	$1,062,009	$1,062,000	$2,124,009
Elizabeth Hackenson	$524,395	$524,400	$1,048,795

(4)
Aggregate grant date fair value of stock options granted in the year which are computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value disregards any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 16), or Management’s Discussion & Analysis, as appropriate, contained in AES’ Form 10-K which also includes information for 2015. No stock options were granted in 2016 and 2017.

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(5)	The value of all non-equity incentive plan awards earned during the 2017 fiscal year and paid in 2018, which includes awards earned under our Performance Incentive Plan (our annual incentive plan).

(6)	All Other Compensation includes Company contributions to both qualified and non-qualified defined contribution retirement plans and, in the case of Elizabeth Hackenson, severance payments.

Name	AES Contributions to Qualified Defined Contribution Plans	AES Contributions to Non Qualified Defined Contribution Plans	Severance Payments	Total Other Compensation
Andres Gluski	$37,550	$162,521	$0	$200,071
Thomas O'Flynn	$37,550	$70,151	$0	$107,701
Bernerd Da Santos	$37,550	$31,716	$0	$69,266
Letitia Mendoza	$24,050	$27,916	$0	$51,966
Brian Miller	$37,550	$56,287	$0	$93,837
Elizabeth Hackenson	$28,380	$8,400	$808,450	$845,230

(7) Letitia Mendoza was not an NEO prior to 2017. Therefore, no compensation information appears for 2015 or 2016, in accordance with applicable SEC rules.

(8) Brian Miller will depart from the Company on March 31, 2018.

(9) Elizabeth Hackenson departed from the Company on June 30, 2017.

The AES Corporation Proxy Statement 46

Executive Compensation

Grants of Plan-Based Awards (2017) *

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andres Gluski
		$0	$1,782,000	$3,564,000
	24-Feb-17				0	213,103	426,206		$2,542,319
	24-Feb-17				1,271,160	2,542,320	5,084,640		$2,005,128
	24-Feb-17							106,552	$1,271,165

Thomas O'Flynn
		$0	$690,000	$1,380,000
	24-Feb-17				0	75,189	150,378		$897,005
	24-Feb-17				448,500	897,000	1,794,000		$707,464
	24-Feb-17							37,594	$448,496

Bernerd Da Santos
		$0	$510,000	$1,020,000
	24-Feb-17				0	38,474	76,948		$458,995
	24-Feb-17				229,500	459,000	918,000		$362,013
	24-Feb-17							19,237	$229,497

Letitia Mendoza
		$0	$348,000	$696,000
	24-Feb-17				0	21,878	43,756		$261,005
	24-Feb-17				130,500	261,000	522,000		$205,851
	24-Feb-17							10,939	$130,502

Brian Miller
		$0	$590,000	$1,180,000
	24-Feb-17				0	44,510	89,020		$531,004
	24-Feb-17				265,500	531,000	1,062,000		$418,800
	24-Feb-17							22,255	$265,502

Elizabeth Hackenson
		$0	$371,450	$742,900
	24-Feb-17				0	21,978	43,956		$262,198
	24-Feb-17				131,100	262,200	524,400		$206,797
	24-Feb-17							10,989	$131,099

*	Table excludes the All Other Option Awards and Exercise or Base Price of Option Awards, as no Stock Options were granted in 2017.

The AES Corporation Proxy Statement 47

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NOTES:

(1)
Each NEO received an award under the Performance Incentive Plan (our annual incentive plan) in 2017. The first row of data for each NEO shows the threshold, target and maximum award under the Performance Incentive Plan. For the Performance Incentive Plan, the threshold award is 0% of the target award, and the maximum award is 200% of the target award. The extent to which awards are payable depends upon AES’ performance against goals established in the first quarter of the fiscal year. This award is payable in the first quarter of 2019. Subsequent to Ms. Hackenson’s separation from the Company, her 2017 Performance Incentive Plan payment was forfeited.

(2)
Each NEO received Performance Stock Units on February 24, 2017 awarded under the 2003 Long-Term Compensation Plan. These units vest based on the financial performance condition of Proportional Free Cash Flow for the three year period ending December 31, 2019 (as more fully disclosed in the “Long-Term Compensation” section of this Proxy Statement). The second row of data for each NEO shows the total number of AES shares at threshold, target, and maximum. At threshold, the vesting percentage is 0%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.

Each NEO also received Performance Cash Units on February 24, 2017 awarded under the 2003 Long-Term Compensation Plan. These units vest based on AES’ Total Stockholder Return as compared to the Total Stockholder Return of the S&P 500 Utility companies, the S&P 500 Index, and the MSCI Emerging Markets Index for the three-year period ending December 31, 2019 (as more fully described in the CD&A of this Proxy Statement). The third row of data for each NEO shows the number of units at threshold, target, and maximum, where $1.00 is the per unit value. At threshold against each of the three indices, the vesting percentage is 50%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.
Subsequent to Ms. Hackenson’s separation from the Company, her 2017 performance cash units and performance stock units were forfeited.

(3)
Each NEO received restricted stock units on February 24, 2017 awarded under the 2003 Long-Term Compensation Plan. These units vest on a service-based condition in which one-third of the restricted stock units vest on each of the first three anniversaries of the grant. Subsequent to Ms. Hackenson’s separation from the Company, her 2017 Restricted Stock Units were forfeited.

(4)
Aggregate grant date fair value of performance stock units, performance cash units, and restricted stock units granted in the year which are computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 16), or Management’s Discussion & Analysis, as appropriate, contained in the AES Form 10-K which also includes information for 2015 and 2016. Assuming the maximum market and financial performance conditions are achieved, and in the case of performance stock units the share price at grant, the maximum value of performance stock units and performance cash units granted in fiscal year 2017, and payable upon completion of the 2017-2019 performance period, is shown in the Summary Compensation Table notes.

Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Incentive Compensation Plans Applicable for All NEOs

Performance Incentive Plan

In early 2018, we expect to make cash payments to Messrs. Gluski, O’Flynn, Miller, Da Santos, and Ms. Mendoza under the Performance Incentive Plan for performance during 2017. The amount paid to each NEO is included in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for each NEO. A description of the Performance Incentive Plan and awards made thereunder is set forth in the CD&A of this Proxy Statement.

2003 Long Term Compensation Plan

The Summary Compensation Table and Grants of Plan-Based Awards Table include amounts relating to performance cash units, performance stock units, restricted stock units, and stock options granted under the Long-Term Compensation Plan.

Restricted Stock Units, Performance Stock Units, and Performance Cash Units
The amount reported in the “Stock Awards” column of the Summary Compensation Table for each NEO is based upon the aggregate grant date fair value of restricted stock units, performance stock units, and performance cash units granted in the applicable year, which are computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures related to service-based

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Executive Compensation

vesting conditions. For a description of the terms of restricted stock unit, performance stock unit awards, and performance cash unit awards, see the CD&A of this Proxy Statement.

Effect of Termination of Employment or Change-in-Control

The vesting of performance stock units, restricted stock units, stock options, and performance cash units and the ability of the NEOs to exercise or receive payments under those awards are affected by the termination of their employment, including certain qualifying terminations in connection with a change-in-control. These events and the related payments and benefits are described in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control” of this Proxy Statement.

[Remainder of Page Intentionally Left Blank]

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End (2017)*

The following table contains information concerning exercisable and unexercisable stock options and unvested stock awards granted to the NEOs which were outstanding on December 31, 2017.

	Option Awards					Stock Awards **
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (day/mo/year)	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrés Gluski
	57,190			$18.8700	22-Feb-18
	191,030			$6.7100	20-Feb-19
	88,158			$12.1800	19-Feb-20
	107,807			$12.8800	18-Feb-21
	99,734			$9.7600	30-Sep-21
	245,665			$13.7000	17-Feb-22
	524,511			$11.1700	15-Feb-23
	446,053			$14.6300	21-Feb-24
	499,083	(1)	249,542	$11.8900	20-Feb-25	228,446	(3)	$2,474,070	478,045	(4)	$5,177,227
	(2)								3,764,260	(5)	$3,764,260

Thomas O’Flynn
	162,338			$11.2900	4-Sep-22
	158,795			$11.1700	15-Feb-23
	122,180			$14.6300	21-Feb-24
	166,666	(1)	83,334	$11.8900	20-Feb-25	125,340	(3)	$1,357,432	169,546	(4)	$1,836,183
	(2)								1,336,400	(5)	$1,336,400

Bernerd Da Santos
	8,170			$18.8700	22-Feb-18
	21,211			$11.1700	15-Feb-23
	30,730			$14.6300	21-Feb-24
	44,166	(1)	22,084	$11.8900	20-Feb-25	50,159	(3)	$543,222	77,241	(4)	$836,520
	(2)								594,300	(5)	$594,300

Letitia Mendoza
	2,369			$18.8700	22-Feb-18
	32,028			$11.1700	15-Feb-23
	24,643			$14.6300	21-Feb-24
	44,166	(1)	22,084	$11.8900	20-Feb-25	22,795	(3)	$246,870	48,530	(4)	$525,580
	(2)								381,300	(5)	$381,300

Brian Miller
	25,871			$18.8700	22-Feb-18
	83,056			$6.7100	20-Feb-19
	49,123			$12.1800	19-Feb-20
	59,113			$12.8800	18-Feb-21
	64,277			$13.7000	17-Feb-22
	113,062			$11.1700	15-Feb-23
	89,684			$14.6300	21-Feb-24
	99,416	(1)	49,709	$11.8900	20-Feb-25	47,595	(3)	$515,454	100,461	(4)	$1,087,993
	(2)								792,000	(5)	$79,200

Elizabeth Hackenson (1)(3)
						—		—	9,203	(4)	$99,668
									86,600	(5)	$86,600

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*
Table excludes the following column which is not applicable based on award types currently outstanding: Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options. Valued using closing price on the last business day of the fiscal year (December 29, 2017) of $10.83.

NOTES:

(1)	Option grant made on February 20, 2015 vests in one final installment on February 20, 2018. Ms. Hackenson’s Options forfeited upon her termination and were no longer outstanding on December 31, 2017.

(2)	No Stock Options were granted in 2017 or 2016 to the NEOs.

(3)	Included in this item are:

a.	A restricted stock unit grant made to all NEOs on February 20, 2015 that vests in one final installment on February 20, 2018.

b.	A restricted stock unit grant made to all NEOs on February 19, 2016 that vests in two installments on February 19, 2018 and February 19, 2019.

c.	A restricted stock unit grant made to all NEOs on February 24, 2017 that vests in three installments on February 24, 2018, February 24, 2019 and February 24, 2020.
d. A restricted stock unit grant made to Messrs O’Flynn and Da Santos on April 23, 2015 that vests in one final installment on April 23, 2018.

Upon her separation from the Company, Ms. Hackenson’s unvested restricted stock units forfeited and were no longer outstanding on December 31, 2017.

(4)	Included in this item are:

a.
Performance stock units granted to all NEOs on February 19, 2016 and February 24, 2017 which vest based on the financial performance condition of AES’ three-year cumulative Proportional Free Cash Flow, and three-year service conditions (but only when and to the extent financial performance conditions are met).

Based on AES’ performance through the end of fiscal year 2017 relative to the performance criteria, our current period to-date results for ongoing performance periods are between threshold and target and thus the target number of performance stock units granted in 2016 and 2017 is included above.

Ms. Hackenson remained eligible for 2/3 vesting of her 2015, and 1/3 vesting of the 2016, performance stock unit awards upon her separation from the Company. The remainder, along with the entirety of the the 2017 award was forfeited and was not outstanding on December 31, 2017.

(5) Included in this item are:
Performance cash units granted to all NEOs on February 19, 2016 and February 24, 2017 which vest based on market performance conditions (AES three-year cumulative Total Stockholder Return relative to S&P 500 Utility companies, S&P 500 companies, and MSCI Emerging Markets index companies) and three-year service conditions (but only when and to the extent the market performance conditions are met).
Based on AES’ performance through the end of fiscal year 2017 relative to the performance criteria, our current period to-date results for the 2016-2018 performance period are between threshold and target and thus the target number of performance cash units granted in 2016 are included above. Our current period to-date results for the 2017-2019 performance period are below threshold and thus the threshold number of performance cash units granted in 2017 are included above.

Ms. Hackenson remained eligible for 2/3 vesting of her 2015, and 1/3 vesting of the 2016, performance cash unit awards upon her separation from the Company. The remainder, along with the entirety of the the 2017 award was forfeited and was not outstanding on December 31, 2017.

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Option Exercises and Stock Vested (2017)

The following table contains information concerning the exercise of stock options and the vesting of performance stock unit and restricted stock unit awards by the NEOs during 2017.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrés Gluski	—	$ —	155,922	$1,763,292
Thomas O’Flynn	—	$ —	96,506	$1,093,960
Bernerd Da Santos	—	$ —	30,849	$350,072
Letitia Mendoza	—	$ —	13,435	$151,591
Brian Miller	—	$ —	31,639	$357,903
Elizabeth Hackenson	105,364	$1,177,158	13,926	$158,340

NOTES:

(1)	Vesting of stock awards in 2017 consisted of separate grants shown in the following table.

	Number of Shares Acquired on Vesting (#)
Name	2/20/2015 PSUs (a)	2/21/2014 RSUs (b)	2/20/2015 RSUs (c)	4/23/2015 RSUs (d)	2/19/2016 RSUs (e)	Total
Andres Gluski	51,151	27,034	33,580	—	44,157	155,922
Thomas O'Flynn	17,082	7,405	11,214	45,079	15,726	96,506
Bernerd Da Santos	4,527	1,863	2,972	15,026	6,461	30,849
Letitia Mendoza	4,527	1,494	2,972	—	4,442	13,435
Brian Miller	10,189	5,436	6,689	—	9,325	31,639
Elizabeth Hackenson	3,348	2,680	3,297	—	4,601	13,926

	Value Based on Vesting ($)
Name	2/20/2015 PSUs (a)	2/21/2014 RSUs (b)	2/20/2015 RSUs (c)	4/23/2015 RSUs (d)	2/19/2016 RSUs (e)	Total
Andres Gluski	$553,965	$318,461	$384,827	-	$506,039	$1,763,292
Thomas O'Flynn	$184,998	$87,231	$128,512	$512,999	$180,220	$1,093,960
Bernerd Da Santos	$49,027	$21,946	$34,059	$170,996	$74,043	$350,071
Letitia Mendoza	$49,027	$17,599	$34,059	-	$50,905	$151,590
Brian Miller	$110,347	$64,036	$76,656	-	$106,865	$357,297
Elizabeth Hackenson	$36,259	$31,570	$37,784	-	$52,727	$158,340

(a)
The February 20, 2015 performance stock unit grant vested based on two conditions. The first was based on our Total Stockholder Return (50%) relative to companies in the S&P 500 Utilities Index and the second was based on our EBITDA less CapEx internal financial metric (50%) for the three-year period ended December 31, 2017 which resulted in performance of 20.31% of target. Final certification of results and distribution of shares occurred in the first quarter of 2018. For purposes of this Proxy Statement, the performance stock units vested at that performance level as of December 31, 2017 at the closing stock price of $10.83.

(b)	The February 21, 2014 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The third vesting occurred on February 21, 2017 at a vesting price of $11.78.

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(c)	The February 20, 2015 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The second vesting occurred on February 20, 2017 at a vesting price of $11.46.

(d)
The April 23, 2015 restricted stock units granted to Messrs O’Flynn and Da Santos vests in two equal installments on the second and third anniversaries of the grant date. The first vesting occurred on February 23, 2017 at a vesting price of $11.38.

(e)	The February 19, 2016 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The first vesting occurred on February 19, 2017 at a vesting price of $11.46.

Non-Qualified Deferred Compensation (2017)
The following table contains information for the NEOs for each of our plans that provides for the deferral of compensation that is not tax-qualified.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)(4)	Aggregate Balance at Last FY ($)(5)
Andrés Gluski	$178,200	$162,521	$340,758	$220,703	$3,493,713
Thomas O’Flynn	$93,450	$70,151	$46,494	$0	$644,391
Bernerd Da Santos	$58,700	$31,716	$50,194	$0	$624,522
Letitia Mendoza	$34,800	$27,916	$13,988	$0	$264,512
Brian Miller	$35,400	$56,287	$40,918	$551,218	$773,788
Elizabeth Hackenson	$2,185	$8,400	$786	$0	$82,962

NOTES:

(1)	Amounts in this column represent elective contributions to the Restoration Supplemental Retirement Plan (“RSRP”) in 2017.

(2)
Amounts in this column represent the Company’s contributions to the RSRP. The amount reported in this column and the Company’s additional contributions to the 401(k) Plan are included in the amounts reported in the 2017 row of the “All Other Compensation” column of the Summary Compensation Table.

The table below provides Company contributions under the RSRP that were included in the “All Other Compensation” column of the Summary Compensation Table.

Name	Included in 2015 All Other Compensation	Included in 2016 All Other Compensation	Included in 2017 All Other Compensation
Andrés Gluski	$174,700	$114,500	$162,521
Thomas O’Flynn	$71,500	$47,550	$70,151
Bernerd Da Santos	$25,570	$16,850	$31,716
Letitia Mendoza	-	-	$27,916
Brian Miller	$59,840	$39,300	$56,287
Elizabeth Hackenson	$4,823	$0	$8,400

(3)	Amounts in this column represent investment earnings under the RSRP.

(4)	Amounts in this column represent distributions from the RSRP.

(5)	Amounts in this column represent the balance of amounts in the RSRP at the end of 2017.

Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table

The AES Corporation Restoration Supplemental Retirement Plan (RSRP)

The Code places statutory limits on the amount that participants, such as our NEOs, can contribute to The AES Corporation Retirement Savings Plan (the “401(k) Plan”). As a result of these regulations, matching contributions to the 401(k) Plan accounts of our NEOs in

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fiscal year 2017 were limited. To address the fact that participant and Company contributions are restricted by the statutory limits imposed by the Code, our NEOs and other highly compensated employees can participate in the RSRP, which is designed primarily to restore benefits limited under our broad-based retirement plans due to statutory limits imposed by the Code.

Under the 401(k) Plan, eligible employees, including our NEOs, can elect to defer a portion of their compensation into the 401(k) Plan, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 402(g) and 401(a)(17) of the Code. The Company matches, dollar-for-dollar, the first five percent of compensation that an individual contributes to the 401(k) Plan. In addition, individuals who participate in the RSRP may defer up to 80% of their compensation (excluding bonuses) and up to 100% of their annual bonus under the RSRP. The Company provides a matching contribution to the RSRP for individuals who actively defer and who are also subject to the statutory limits as described above.

On an annual basis, we may choose to make a discretionary retirement savings contribution (a “profit sharing contribution”) to all eligible participants in the 401(k) Plan. The profit sharing contribution, made in the form of cash, is provided to individuals at a percentage of their compensation, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 401(a)(17) and 415 of the Code.

Eligible individuals participating in the RSRP also receive a supplemental profit sharing contribution. The amount of the supplemental profit sharing contribution is equal to the difference between the profit sharing contribution provided by the Company under the 401(k) Plan and the profit sharing contribution that would have been made by the Company under the 401(k) Plan if no Code limits applied.

Participants in the RSRP may designate up to four separate deferral accounts, each of which may have a different distribution date and a different distribution option. A participant may elect to have distributions made in a lump sum payment or annually over a period of two to fifteen years. All distributions are made in cash.

Individuals have the ability to select from a list of hypothetical investments, which currently includes an AES stock hypothetical investment option. The investment options are functionally equivalent to the investments made available to all participants in the 401(k) Plan. Individuals may change their hypothetical investments within the time periods that are permitted by the Compensation Committee, provided that they are entitled to change such designations at least quarterly.

Earnings or losses are credited to the deferral accounts by the amount that would have been earned or lost if the amounts were actually invested.

Individual RSRP account balances are always 100% vested.

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Executive Compensation

Potential Payments Upon Termination or Change-in-Control

The following table contains estimated payments and benefits to each of the NEOs in connection with a termination of employment or a change-in-control. The amounts assume that a termination or change-in-control event occurred on December 31, 2017, and, where applicable, uses the closing price of AES Common Stock of $10.83 (as reported on the NYSE on December 29, 2017).

	Termination
Name	Voluntary or For Cause	Without Cause	In Connection with Change in Control	Death	Disability	Change in Control Only (No Termination)
Andrés Gluski
Cash Severance[1]	$0	$5,940,000	$8,910,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$12,686,718	$12,686,718	$12,686,718	$0
Benefits Continuation[3]	$0	$35,494	$53,241	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$6,000,494	$21,674,959	$12,686,718	$12,686,718	$0

Thomas O’Flynn
Cash Severance[1]	$0	$1,380,000	$2,760,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$4,978,515	$4,978,515	$4,978,515	$0
Benefits Continuation[3]	$0	$17,747	$26,621	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,422,747	$7,790,136	$4,978,515	$4,978,515	$0

Bernerd Da Santos
Cash Severance[1]	$0	$1,020,000	$2,040,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$2,203,542	$2,203,542	$2,203,542	$0
Benefits Continuation[3]	$0	$16,357	$24,536	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,061,357	$4,293,078	$2,203,542	$2,203,542	$0

Letitia Mendoza
Cash Severance[1]	$0	$783,000	$1,566,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$1,284,250	$1,284,250	$1,284,250	$0
Benefits Continuation[3]	$0	$16,357	$24,536	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$824,357	$2,899,786	$1,284,250	$1,284,250	$0

Brian Miller
Cash Severance[1]	$0	$1,180,000	$2,360,000	$0	$0	$0
Accelerated Vesting of LTC[2]	$0	$0	$2,660,946	$2,660,946	$2,660,946	$0
Benefits Continuation[3]	$0	$17,747	$26,621	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,222,747	$5,072,567	$2,660,946	$2,660,946	$0

NOTES:

(1)
Upon termination without cause, or a qualifying termination following a change-in-control, and in the case of Mr. Gluski, termination due to death or disability, a pro-rata bonus to the extent earned would be payable. Pro-rata bonus amounts are not included in the

The AES Corporation Proxy Statement 55

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above table because as of December 31, 2017, the service and performance conditions under AES’ 2017 annual incentive plan would have been satisfied.

(2)	Accelerated Vesting of Long-Term Compensation (“LTC”) includes:

•	The in-the-money value of unvested stock options granted in February 2015;

•	The value of outstanding performance stock units granted in February 2016 and 2017 at the target payout level;

•	The value of outstanding performance cash units granted in February 2016 and 2017 at the target payout level;

•	The value of outstanding restricted stock units granted in February 2015, 2016 and 2017; and

•	For Messrs O’Flynn and Da Santos, the value of outstanding restricted stock units granted in April 2015.

The following table provides further detail on Accelerated Vesting of LTC by award type.

	Stock Options	Performance Stock Units	Restricted Stock Units	Performance Cash Units	Total Accelerated LTI Vesting
Gluski	$0	$5,177,227	$2,474,070	$5,035,420	$12,686,717
O’Flynn	$0	$1,836,183	$1,357,432	$1,784,900	$4,978,515
Da Santos	$0	$836,520	$543,222	$823,800	$2,203,542
Mendoza	$0	$525,580	$246,870	$511,800	$1,284,250
Miller	$0	$1,087,992	$515,454	$1,057,500	$2,660,946

(3)
Upon termination without cause and a qualifying termination following a change-in-control, the NEO may receive continued medical, dental and vision benefits. The value of this benefits continuation is based on the share of premiums paid by the Company on each NEO’s behalf in 2017, based on the coverage in place at the end of December 2017. For the period that benefits are continued, each NEO is responsible for paying the portion of premiums previously paid as an employee.

(4)
Upon termination without cause, or in the case of Mr. Gluski, for Good Reason, or a qualifying termination following a change-in-control, the NEOs are eligible for outplacement benefits. The estimated value of this benefit is $25,000.

(5)
Elizabeth Hackenson departed from the Company on June 30, 2017. As a result of her departure she was eligible for severance benefits under the AES Executive Severance Plan. She received a cash payment of $808,450, which was based on one year of base salary and the target value of her 2017 Performance Incentive Plan award. All payments were made in accordance with the AES Executive Severance Plan.

Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control

The following narrative outlining our compensatory arrangements with our NEOs is in addition to other summaries of their terms found in the CD&A of this Proxy Statement, “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table” of this Proxy Statement, and “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” of this Proxy Statement.

Potential Payments upon Termination under the Executive Severance Plan

Executive Officers are eligible to receive payments and benefits upon termination, including termination in connection with a change-in-control, under our Executive Severance Plan. This plan was adopted during 2011 and does not include a Section 280G excise tax gross-up consistent with our policy prohibiting change-in-control tax gross-ups. Payments and benefits provided to the Executive Officers upon each termination circumstance are detailed below.

In the event of termination due to disability, the Executive Officer is entitled to receive the following payments:

•	Disability benefits under our long-term disability program in effect at the time;

•	Base salary through the termination date or, if earlier, the end of the month preceding the month in which disability benefits commence; and

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•	In the case of Mr. Gluski, a pro-rata portion of his annual bonus to the extent earned, based upon the number of days he was employed during the year (“Pro-Rata Bonus”).
In the event of termination due to death, the Executive Officer’s legal representative is entitled to his or her base salary through the termination date and, in the case of Mr. Gluski, the Pro-Rata Bonus.

In the event the Executive Officer’s employment is terminated for cause or the Executive Officer voluntarily resigns, the Executive Officer is only entitled to receive his or her base salary through the termination date.

If we terminate the Executive Officer’s employment without cause, or in the case or Mr. Gluski, he terminates for “Good Reason,” the Executive Officer is entitled to receive:

•
Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to one times (two times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;

•
Continued participation for 12 months (24 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and

•	Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
If within two years following a “change-in-control,” the Executive Officer terminates employment for “Good Reason” or if we terminate the Executive Officer’s employment, other than for cause or disability, the Executive Officer is entitled to receive:

•
Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to two times (three times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;

•
Continued participation for 18 months (36 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and

•	Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
In addition, the Executive Officers are subject to certain non-competition, non-solicitation, non-disparagement, and confidentiality obligations that are outlined in the Executive Severance Plan. The non-competition and non-solicitation obligations must be complied with for 12 months after termination of employment with us. Our payment obligations are also conditioned upon the Executive Officer executing and delivering the standard form of release we provide.

Payment of Long-Term Compensation Awards in the event of Termination or Change-in-Control as determined by the provisions set forth in the 2003 Long Term Compensation Plan (for all NEOs)
The vesting of performance stock units, performance cash units, restricted stock units, and stock options and the ability of our NEOs to exercise or receive payments under those awards changes in the case of (1) termination of their employment or (2) as a result of a change-in-control. The vesting conditions are defined by the provisions set forth in the 2003 Long Term Compensation Plan as outlined below:
Performance Stock Units, Performance Cash Units, and Restricted Stock Units
If the NEO’s employment is terminated by reason of death or disability prior to the third anniversary of the grant date of a performance stock unit, performance cash unit, or a restricted stock unit, the performance stock units (at target), the performance cash units (at target) and/or restricted stock units will immediately vest and be delivered.
With performance stock units and performance cash units, voluntary termination or termination for cause prior to the end of the three-year performance period will result in the forfeiture of all outstanding performance stock units and performance cash units. Involuntary termination or a qualified retirement, which requires the NEO to reach 60 years of age and 7 years of service with the Company or an affiliate, allow prorated time-vesting in increments of one-third or two-thirds vesting if the NEO has completed one or two years of service from the grant date, respectively. In the case of Mr. Gluski, he has reached both the age and years of service criteria to be eligible for a qualified retirement.  If he had retired on December 31, 2017, the aggregate value of his restricted stock units, performance stock units (assuming target performance), and performance cash units (assuming target performance) would have been $11,598,859.

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If a change-in-control occurs prior to the end of the three year performance period, performance stock units and performance cash units (at target), and restricted stock units will only become fully vested should a double-trigger occur. The double-trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control.
Stock Options
If the NEO’s employment is terminated by reason of death or disability, the stock options shall be immediately accelerated and become fully vested, exercisable and payable, but will expire one year after the termination date or, if earlier, on the original expiration date of such stock option had the NEO continued in such employment.
If we terminate the NEO’s employment for cause, all of the unvested stock options will be forfeited and all vested stock options will expire three months after the termination date or, if earlier, on the original expiration date of such stock option.
If the NEO’s employment is terminated for any other reason, all of the unvested stock options will be forfeited and all vested stock options will expire 180 days after the termination date or, if earlier, on the original expiration date of such stock option.
In the event of a change-in-control, the NEO’s stock options will only become fully vested should a double-trigger occur. The double-trigger only allows for vesting if a qualifying termination occurs in connection with the change-in-control. However, the Compensation Committee may cancel outstanding stock options (1) for consideration equal to an amount that the NEO would be entitled to receive in the change-in-control transaction, if the NEO exercised the stock options less the exercise price of such stock options or (2) if the amount determined pursuant to (1) would be negative. Any such payment may be made in cash, securities, or other property.

The AES Corporation Restoration Supplemental Retirement Plan (RSRP)
In the event of a termination of the NEO’s employment (other than by reason of death) prior to reaching retirement eligibility, or in the event of a change-in-control (defined in the same manner as the term “change-in-control” in the RSRP described below), the balances of all of the NEO’s deferral accounts under the RSRP will be paid in a lump sum. In the event of an NEO’s death or retirement, the balances in the NEO’s deferral accounts will be paid according to his elections if the NEO was 59 1/2 or more years old at the time of such person’s death or retirement. In the event of the NEO’s death or retirement before age 59 1/2, the value of the deferral account will be in a lump sum.

Definition of Terms

The following definitions are provided in the Executive Severance Plan and related Benefits Schedule for the CEO for certain of the terms used in this description:
“Cause” means (A) the willful and continued failure by the CEO to substantially perform his duties with the Company (other than any such failure resulting from the CEO’s incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the CEO for Good Reason), after we deliver a demand for substantial performance, or (B) the willful engaging by the CEO in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.
“Change-in-Control” means the occurrence of any one of the following events: (A) a transfer of all or substantially all of our assets, (B) a person (other than someone in our Management) becomes the beneficial owner of more than 35% of AES outstanding Common Stock, or (C) during any one-year period Directors at the beginning of the period (and any new Directors whose election or nomination was approved by a majority of Directors who were either in office at the beginning of the period or were so approved, excluding anyone who became a Director as a result of a threatened or actual proxy contest or solicitation) cease to constitute a majority of the Board.
“Good Reason” means (A) the failure of the Company to have any successor expressly assume the Executive Severance Plan; (B) after a change-in-control, the relocation of the CEO’s principal place of employment; (C) after a change-in-control, any material adverse change in the CEO’s overall responsibilities, duties and authorities; and (D) after a change-in-control, the failure by the Company to continue the CEO’s participation in a long-term cash or equity award or equity-based grant program (or in a comparable substitute program) on a basis not materially less favorable than that provided to the CEO immediately prior to such change-in-control.
The definitions for other Executive Officers (aside from the CEO) participating in the Executive Severance Plan are substantially similar to those shown above, except in item (D) of “Good Reason.” The other Executive Officers are eligible to terminate their employment for “Good Reason” after a change-in-control if there is a material reduction to their base salary or annual incentive opportunity.

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Executive Compensation

The following definition is provided in the RSRP of the terms used in this description:

“Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons; (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the adoption of this Plan or their affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company; or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing or any provision of this Plan to the contrary, the foregoing definition of change-in-control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

The following definition is provided in the 2003 Long Term Compensation Plan of the terms used in this description:

“Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the adoption of this Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of an Award, the foregoing definition of Change-in-Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

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Executive Compensation

CEO Pay Ratio

As required by SEC rules, we are disclosing the median of the annual total compensation of all employees of AES (excluding the CEO), the annual total compensation of the CEO, and the ratio of the median of the annual total compensation of all employees to the annual total compensation of the chief executive officer.

Consistent with SEC rules, the Company reviewed its global employee population (consisting of AES and its consolidated subsidiaries) as of December 1, 2017 to prepare the analysis. As of December 1, 2017, the date selected by the Company for purposes of choosing the median employee, the global employee population consisted of approximately 10,500 individuals, with 35% of these individuals located in the United States. The median employee was selected using data for the following elements of compensation: salary, equity grants, and non-equity incentive compensation, over a trailing 12-month period.

For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation are calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K.

For fiscal 2017, the median employee’s annual total compensation was $49,229, and the total annual compensation of our CEO was $9,354,683. Based on this information, the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee for fiscal 2017 is 190:1. The median employee was located in Puerto Rico.

The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine total annual compensation.

Supplemental Disclosure - CEO Pay Ratio

The Company has a significant global footprint with approximately 65% of its workforce located outside of the United States.

For 2017, the median of the annual total compensation of our United States and Corporate Strategic Business Unit employees (other than our CEO) was $97,332. Based on this information, the ratio of the total annual compensation of our CEO to the median of the total annual compensation of our United States employees for fiscal 2017 is 96:1.

If either ratio is adjusted to reflect only realized compensation by both the CEO and the median employee, the resulting ratio for the same United States employee for fiscal 2017 is detailed below.

	Using Summary Compensation Table Pay Definition		Using Realized Pay Definition
	Global	US Only	Global	US Only
AES 2017 CEO Pay Ratio	190:1	96:1	147:1	74:1

PROPOSAL 2: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE
COMPENSATION

The Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement, and has determined to submit an annual advisory vote on our executive compensation program to our Stockholders at each annual meeting until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation. The Company asks that you support the compensation of our NEOs as disclosed in the CD&A section and the accompanying tables and narratives contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The CD&A section of this Proxy Statement discusses how our executive compensation policies and programs implement our executive compensation philosophy, including our emphasis on pay for performance. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving its goals.

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Executive Compensation

Highlights of our compensation programs that support the executive compensation philosophy and create Stockholder alignment include:

What AES Does	What AES Doesn’t Do
Pay-for-Performance Alignment - Annual review of AES Total Stockholder Return performance and its impact on realizable pay to ensure actual results are aligned to performance payouts	No “Single-Trigger” Vesting of Equity Awards with a Change in Control - All unvested, outstanding and future awards contain a “double-trigger” provision
Target Total Compensation at 50th Percentile - Based on similarly-sized companies’ target total compensation at the size-adjusted 50th percentile	No Special Retirement Benefit Formulas for NEOs - Our non-qualified retirement plan restores benefits capped under our broad-based plan due to statutory limits
Heavy Weight on Performance Compensation - Majority of compensation is paid through annual incentive and long-term compensation plans	No Hedging or Pledging - Maintain a policy that prohibits NEOs and Directors of AES from engaging in hedging activities, or pledging AES stock
Stock Ownership Guidelines - Maintain market-competitive guidelines to align NEO and Stockholder interests	No Change-In-Control Excise Tax Gross-Ups - Completely discontinued this provision
Executive Severance - Our plan is competitive with market practice and all benefits are conditioned upon “double-trigger”	No Perquisites - No perquisites are provided to any NEOs
“Clawback” Policy - Policy provides for recovery of certain previously-paid incentive awards under certain circumstances	No Backdating or Option Repricings
Independent Consultant Retained by the Compensation Committee - Provides no other services to AES	No Payment of Dividends or Dividend Equivalents on Equity Awards Unless Earned and/or Vested

These practices are discussed in further detail throughout the remainder of this CD&A.

Accordingly, the Board recommends that our Stockholders vote “FOR,” on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our Stockholders and to the extent there is any significant vote against the compensation paid to our NEOs, we will consider our Stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S
EXECUTIVE COMPENSATION

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Audit Matters

REPORT OF THE FINANCIAL AUDIT COMMITTEE

The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures; the performance of the Company’s internal audit function and the independent auditor; the effectiveness of the Company’s Ethics and Compliance Program; and such other matters as are described in the Committee’s Charter. In addition to discussions with the CEO, CFO and other members of Management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee, pursuant to the Committee’s oversight of the Company’s internal audit function and Ethic’s and Compliance program, received periodic reports from the Company’s Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. The Audit Committee also received periodic routine reports regarding the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act and efforts related to the completion and periodic filings of the Company’s financial statements with the SEC. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee held periodic telephonic discussions and/or in-person meetings with Management regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.

The Audit Committee includes five members of the Board. The Board has determined that each member of the Audit Committee qualifies as independent under the independence standards existing under the NYSE rules and under the independence standards for audit committee members under the Exchange Act. The Board also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and that each of Messrs. Harrington, Morse, Miller and Ubben are Audit Committee Financial Experts pursuant to SEC rules based on, among other things, the experience of such member.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Committee, the Company, and the Company’s independent registered public accounting firm, EY. EY has served as the Company’s independent registered public accounting firm since 2008. The Audit Committee discussed with EY the overall scope and plans for the integrated audit of the Company’s financial statements, and met with EY with and without Management present, to discuss the results of their audits and evaluations of the Company’s internal controls and to discuss the efforts expended by the Company in connection with the preparation and filing of the financial statements.

Management has primary responsibility for establishing and maintaining adequate internal financial controls for preparing the financial statements and for the public reporting process. Neither the Audit Committee nor EY are responsible for the preparation of the Company’s consolidated financial statements, its operating results or for the appropriate safekeeping of the Company’s assets. EY’s responsibility is to attest to the Company’s fair presentation of the consolidated financial statements and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence. The Audit Committee makes its selection based on the best interests of the Company and its Stockholders. The Audit Committee participates in the selection of the lead Audit Partner (the “Lead Partner”) of the independent registered public accounting firm through its review of the Lead Partner’s professional qualifications, experience, and prior performance on the Company’s audit (if any); through in-person meetings with the Lead Partner; and through discussion between the Committee and Management regarding the selection of the Lead Partner. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2017 with Management and EY. In addition, the Audit Committee has discussed with EY the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

EY has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY that firm’s independence from the Company. The Audit Committee has concluded that EY’s provision of audit services to the Company is compatible with EY’s independence. The Audit Committee also discussed EY’s proposed fees with Management, including the scope of services, fees paid to comparable companies, fees paid by the Company in prior years, and other factors relevant to the appropriateness of fees. Based on this review, the Audit Committee approved the amount of fees to be

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Audit Matters

paid to EY for audit and non-audit services. For further information regarding these fees, please see the fees chart located in “Information Regarding the Independent Registered Public Accounting Firm” of this Proxy Statement.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Financial Audit Committee,

John B. Morse, Jr., Chairman
Charles L. Harrington
Tarun Khanna
James H. Miller
Jeffrey W. Ubben

Information Regarding the Independent Registered Public Accounting Firm
The following table outlines the aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and 2016 by the Company’s principal accounting firm, EY.

	$ in millions
	2017	2016
Audit Fees	$16.7	$15.4
Audit Related Fees	0.6	0.6
Tax Fees	0.0	0.0
All Other Fees	0.0	0.0
Total Fees	$17.3	$16.0

Audit Fees. The amounts noted above for Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audits of the Company’s consolidated annual financial statements and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, attestation of internal control over financial reporting, as required by the Sarbanes-Oxley Act, Section 404 and comfort letters, consents and other services related to SEC matters.

Audit Related Fees. The amounts noted above for Audit Related Fees include the aggregate fees billed for each of the last two fiscal years for audits of employee benefit plans and accounting consultations.

Pre-Approval Policies and Procedures. The Company desired to maintain an independent relationship between itself and EY, and to ensure that level of independence during 2017, the Audit Committee maintained its policy established in 2002 with which to judge if EY may be eligible to provide certain services outside of its main role as outside auditor. The pre-approval policy permits EY to provide certain designated services set forth in the policy to the Company, outside of its main role as outside auditor, after first obtaining the approval of at least one designated member of the Audit Committee and thereafter reporting such approval to the full Committee consistent with the terms, exceptions and limitations set forth in the Sarbanes-Oxley Act. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act, which address auditor independence. All audit and non-audit services provided to the Company by EY during 2017 were pre-approved by the Audit Committee in accordance with Company policy and the Sarbanes-Oxley Act.

The AES Corporation Proxy Statement 63

Audit Matters

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2018

The Board has appointed EY, an independent registered public accounting firm, as the auditors to examine and report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended December 31, 2018. The appointment was made by the Audit Committee. The appointment of EY is subject to ratification by the Company’s Stockholders at the Annual Meeting. Representatives of EY will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives will also be available to respond to appropriate questions.

The Board recommends that the Stockholders ratify the appointment of EY and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of EY as independent auditors of this Company for the fiscal year 2018 is hereby
APPROVED, RATIFIED AND CONFIRMED.”

In the event the Stockholders do not ratify the appointment of EY, the Audit Committee will consider whether it should appoint an alternative firm.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS INDEPENDENT AUDITORS OF THE COMPANY

The AES Corporation Proxy Statement 64

Stock Ownership

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND
EXECUTIVE OFFICERS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 22, 2018, based on 660,492,509 shares outstanding as of such date, by (a) each current Director, Nominee and each NEO set forth in the Summary Compensation Table in this Proxy Statement, (b) all Directors and Executive Officers as a group and (c) all persons who are known by us to be the beneficial owner of more than five percent (5%) of our common stock (based on their public filings with the SEC as of February 22, 2018 or as otherwise known to us). Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting power (which includes the power to vote or direct the voting of the shares) or investment power (which includes the power to dispose or direct the disposition of the shares), whether or not the shares are held for individual benefit. Under these rules, more than one person may be deemed the beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to the best of our knowledge, sole voting and investment power with respect to the indicated shares of our Common Stock.
Except as otherwise indicated, the address for each person below is c/o The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.
Shares Beneficially Owned by Directors and Executive Officers

Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
Andrés R. Gluski	President, CEO and Director	3,320,456	*
Charles L. Harrington	Director	99,471	*
Kristina M. Johnson	Director	130,228	*
Tarun Khanna	Director	181,663	*
Holly K. Koeppel	Director	73,347	*
James H. Miller	Director	104,652	*
Alain Monié	Director	50,056	*
John B. Morse, Jr. (3)	Director	188,559	*
Moisés Naím	Director	95,373	*
Charles O. Rossotti	Director and Chairman of the Board	416,087	*
Jeffrey W. Ubben(4)	Director	1,537,364	*
Thomas M. O’Flynn	EVP and CFO	991,497	*
Brian A. Miller	Former EVP, General Counsel and Secretary	873,158	*
Bernerd Da Santos	EVP and COO	236,203	*
Letitia Mendoza	SVP and CHRO	188,759	*
Elizabeth Hackenson	Former SVP and CIO	0	*
All Directors and Executive Officers as a Group (15) persons		7,630,583	1.16%
The Vanguard Group (5) 100 Vanguard Boulevard Malvern, PA 19355		73,255,687	11.09%
BlackRock Inc. (6) 55 East 52nd Street New York, NY 10055		63,704,337	9.6%
FMR, LLC (7) 245 Summer Street Boston, Massachusetts 02210		43,519,510	6.59%

The AES Corporation Proxy Statement 65

Stock Ownership

Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
Capital International Investors (8) 11100 Santa Monica Boulevard 16th Floor Los Angeles, CA 90025		38,145,080	5.8%

*	Shares held represent less than 1% of the total number of outstanding shares of common stock of the Company.

(1)
The shares of our Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, shares of our Common Stock, which are subject to Options, units or other securities that are exercisable or convertible into shares of our Common Stock within 60 days of February 16, 2018, are deemed to be outstanding and beneficially owned by the person holding such Options, units or other securities. Such underlying shares of Common Stock are deemed to be outstanding for the purpose of computing such person’s ownership percentage, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (a) the following shares issuable upon exercise of Options outstanding as of February 22, 2018 that are able to be exercised on or before April 16, 2018: Mr. Harrington – 0 shares; Dr. Johnson – 0 shares; Dr. Khanna – 0 shares; Ms. Koeppel - 0 shares; Mr. James Miller – 19,280 shares; Mr. Monié – 30,441 shares; Mr. Morse – 0 shares; Dr. Naím – 0 shares; Mr. Rossotti – 0 shares; Mr. Gluski – 2,451,583 shares; Mr. O’Flynn – 693,313 shares; Mr. Brian Miller – 607,440 shares; Ms. Hackenson – 0 shares; Mr. Da Santos – 118,191 shares; Ms. Mendoza – 112,921; all Directors and Executive Officers as a group – 4,101,069 shares; (b) the following units issuable under The AES 2003 Long Term Compensation Plan, including The AES Corporation Deferred Compensation Plan for Directors: Mr. Harrington – 99,471 units; Dr. Johnson – 130,228 units; Dr. Khanna – 181,663 units; Ms. Koeppel – 73,347 units; Mr. Lader – 244,560 units; Mr. James Miller – 85,372 units; Mr. Monié – 18,290 units; Mr. Morse – 187,559 units; Dr. Naím – 95,373 units; Mr. Rossotti – 344,175 units; Mr. Ubben – 7,864 units; all Directors as a group 1,467,902 units; (c) the following shares held in The AES Retirement Savings Plan: Mr. Gluski – 26,313 shares; Mr. O’Flynn – 9,242 shares; Mr. Brian Miller – 43,216 shares; Ms. Hackenson – 0 shares; Mr. Da Santos – 25,035 shares; Ms. Mendoza – 22,603and all Executive Officers as a group – 135,905 shares.

(3)	Includes 1,000 shares held by Mr. Morse’s wife.

(4)
Includes 1,529,500 shares held by ValueAct Spring Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Spring Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Spring Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Jeffrey W. Ubben is a member of the management board of ValueAct Holdings GP, LLC.

(5)
Based solely on information furnished in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 2, 2018, in which Vanguard reported that it had (a) sole power to vote or to direct the vote on 907,406 shares, (b) shared power to vote or to direct the vote on 148,880 shares, (c) sole power to dispose or to direct the disposition of 72,232,112 shares, and (d) shared power to dispose or to direct the disposition of 1,023,575 shares, with an aggregate amount beneficially owned by the reporting person of 73,255,687 shares.

(6)
Based solely on information furnished in the Schedule 13G/A filed by BlackRock Inc. and certain of its affiliates (“BlackRock”) with the SEC on January 23, 2018, in which BlackRock reported that it had (a) sole power to vote or to direct the vote on 57,997,350 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 63,704,337 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person of 63,704,337 shares.

(7)
Based solely on information furnished in the Schedule 13G filed by FMR, LLC (“Fidelity”) with the SEC on February 13, 2018, in which Fidelity reported that it had (a) sole power to vote or to direct the vote on 2,550,619 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 43,519,510 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person of 43,519,510 shares.

(8)
Based solely on information furnished in the Schedule 13G filed by Capital International Investors with the SEC on February 14, 2018, in which Capital International Investors reported that it had (a) sole power to vote or to direct the vote on 36,241,331 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 38,145,080 shares, and (d) shared power to dispose or to direct the disposition of 0 shares, with an aggregate amount beneficially owned by the reporting person 38,145,080 shares.

The AES Corporation Proxy Statement 66

Company Proposal

PROPOSAL 4: RATIFICATION OF SPECIAL MEETING PROVISIONS IN THE COMPANY’S
BY-LAWS

Overview

The Board is seeking Stockholder ratification of certain provisions of the By-Laws that grant Stockholders who own at least 25% of the Company’s outstanding shares of capital stock and satisfy other requirements the ability to direct the Company to call a special meeting of Stockholders (the “Special Meeting Provisions”).

At the 2015 Annual Meeting of Stockholders, the Board recommended that the Company’s Stockholders approve, on an advisory basis, a management proposal relating to the Special Meeting Provisions. This management proposal was overwhelmingly approved by the Company’s Stockholders at that annual meeting, with approximately 70% of Stockholders present at the meeting (or represented by proxy) and entitled to vote on the proposal voting in favor of it. Shortly thereafter, the Board approved amendments to the By-Laws that included the Special Meeting Provisions, which amendments subsequently were filed as an exhibit to the Company’s Current Report on Form 8-K/A on December 2, 2015.

The Board is hereby requesting that the Company’s Stockholders ratify the Special Meeting Provisions that were adopted by AES following Stockholders’ advisory approval in favor of such provisions at the Company’s 2015 Annual Meeting of Stockholders.

Ratification of the Special Meeting Provisions

The Special Meeting Provisions, which are set forth in Section 2.04 of the By-Laws and were described in the Company’s 2015 Proxy Statement, may be summarized as follows:

•
One or more Stockholders of record (acting on their own behalf or on behalf of beneficial owners) owning shares representing at least 25% of the outstanding shares of common stock of the Company have the ability to require the Company to call a special meeting of the Stockholders.

•
Stock ownership is determined under a “net long” standard to provide assurance that Stockholders seeking to call a special meeting possess both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares.

•	Stockholders seeking to call a special meeting would be required to provide information similar to the information required for Stockholder nominations at annual meetings under the By-Laws.

•	The special meeting right is subject to certain limitations designed to prevent duplicative and unnecessary meetings. A special meeting request would not be valid if:

◦	the proposed meeting relates to an item of business that is not a matter on which Stockholders are authorized to act under, or that involves a violation of, applicable law;

◦
the proposed meeting relates to an item of business that is the same or substantially similar to any item of business (other than the election of directors) that was presented at any meeting of Stockholders held within the prior 12 months or that is the same or substantially similar to any item of business that is to be brought before a meeting of Stockholders called within 90 days of receiving the request for a special meeting; or

◦
an otherwise valid special meeting request is submitted during the period commencing 90 days prior to the first anniversary of the prior year’s annual meeting and ending on the date of the next annual meeting of Stockholders.

The above summary is subject, in all respects, to the Special Meeting Provisions, which are attached to this Proxy Statement as Appendix A.

Purpose of the Special Meeting Provisions

Board Consideration of Appropriate Stockholder Special Meeting Rights. The Board evaluated a number of different factors in adopting the existing right of Stockholders to call a special meeting, including the interests of the Company’s Stockholder base, the

The AES Corporation Proxy Statement 67

Company Proposal

resources required to convene a special meeting, and the opportunities Stockholders otherwise have to engage with the Board and senior management in between annual meetings, as further described in the 2015 Proxy Statement and this Proxy Statement.

Significant Costs Associated with Special Stockholder Meetings. Convening a special meeting of Stockholders is an extraordinary and expensive event that the Company believes should only be called if a substantial portion of the Company’s Stockholder base determines that such a meeting is necessary. The current 25% threshold ensures that special meetings are of concern to an appropriate number of Stockholders such that they merit these costs, which include the preparation, printing and distribution of disclosure documents, soliciting proxies and tabulating votes - not to mention significant management time and attention away from managing the day-to-day business operations of the Company.

Existing Right Ensures that a Significant Portion of the Stockholder Base Believes in the Urgency of Holding a Special Meeting. The Board believes that a small minority of Stockholders should not be entitled to utilize the mechanism of special meetings for their own interests, which may not be shared more broadly by the Company’s Stockholders. Likewise, the Board believes that only Stockholders with full and continuing economic interest in our common stock and full voting rights should be entitled to request that the Company call a special meeting which has been assured under the Special Meeting Provisions of the By-Laws.

The Board believes that providing Stockholders owning 25% of the Company’s outstanding stock with the right to call a special meeting strikes the right balance between enhancing our Stockholders’ ability to act on important and urgent matters and protecting against misuse of the right by a small number of Stockholders whose interests may not be shared by the majority of Stockholders.

25% Special Meeting Ownership Threshold is Consistent with Market Practice. The 25% ownership threshold is a common threshold for special meeting rights at public companies, among those companies that provide for this right. Additionally, voting policies of some of the largest and most influential investment and asset management advisory firms in the world have stated that the 25% threshold is an appropriate ownership level for Stockholders to call a special meeting. For example

•
T. Rowe Price indicates in its current voting guidelines that it will vote against any Stockholder proposal seeking to reduce the ownership threshold required to call a special meeting, if the company already has in place a threshold of no more than 25% (which AES does).

•
BlackRock states in its 2018 voting guidelines that Stockholders should have the right to call a special meeting in cases where a reasonably high proportion of Stockholders (typically a minimum of 15% but no higher than 25%) are required to agree to such a meeting before it is called, in order to avoid the waste of corporate resources.

•	Fidelity generally will vote against a Stockholder proposal if the ownership threshold required to call a special meeting is less than 25% of the outstanding stock.

•
State Street Global Advisors’ current voting guidelines provide that it will support a Stockholder proposal relating to the adoption of special meeting provisions if the company’s threshold to call a special meeting is above 25% (which is not the case with AES).

Corporate Governance Practices

The Board believes that the current Special Meeting Provisions should be considered in the context of the Company’s overall corporate governance practices, including the Stockholder rights available under its By-Laws and Certificate of Incorporation, applicable law, and the Company’s demonstrated commitment to Stockholder engagement and responsiveness to Stockholder concerns as described in the “Proxy Statement Summary” of this Proxy Statement.

In addition to the existing right of Stockholders to call a special meeting at the 25% ownership threshold, Stockholder approval is required for many key corporate actions before action may be taken. Under Delaware law and New York Stock Exchange rules, the Company must submit certain important matters to a Stockholder vote, including the adoption of equity compensation plans and amendments to its Certificate of Incorporation.

Additionally, our By-Laws provide Stockholders with the ability to nominate candidates to the Board both through traditional processes and our proxy access procedures. Under existing law, Stockholders may request the Company to include Stockholder proposals in proxy materials to be considered by our full Stockholder base. Directors are elected by majority vote on an annual basis, and Stockholders have multiple avenues of communication to the Board.

The AES Corporation Proxy Statement 68

Company Proposal

Given the existing right of Stockholders to call a special meeting that was adopted in accordance with the express wishes of our Stockholders and is aligned with market practices, coupled with the Company’s strong corporate governance policies, the Board strongly recommends that Stockholders ratify the existing Special Meeting Provisions.

The Company has excluded from this Proxy Statement a Stockholder proposal to lower the ownership threshold from 25% to 10% because of AES’ recent adoption of the Special Meeting Provisions, which are aligned with the expressed views of our predominant Stockholder base and were adopted after significant Stockholder outreach in connection with the same. The Company believes that a vote in favor of ratification of the existing Special Meeting Provisions is tantamount to a vote against a proposal lowering the ownership threshold to 10%.

If the Special Meeting Provisions of the By-Laws are not ratified by our Stockholders, no immediate changes will be made to the existing Special Meeting Provisions, and the Board will conduct additional Stockholder engagement to ensure that its corporate governance practices, including, specifically, the ownership threshold for Stockholders’ right to call a special meeting, remain aligned with the expectations of our Stockholders.

AES has neither sought nor obtained the consent from any third party to use any statements or information contained in this document that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SPECIAL MEETING PROVISIONS IN THE COMPANY’S BY-LAWS

The AES Corporation Proxy Statement 69

Stockholder Proposal

PROPOSAL 5: IF PROPERLY PRESENTED, TO VOTE ON A NONBINDING STOCKHOLDER PROPOSAL SEEKING AN ASSESSMENT RELATING TO A TWO DEGREE SCENARIO AND IMPACTS ON THE COMPANY’S BUSINESS

The Company has been notified of the intention to present the following resolution at our 2018 Annual Meeting of Stockholders. The Board and the Company accept no responsibility for the proposed resolution and supporting statement. As required by SEC rules, the resolution and supporting statement are printed verbatim below. Stockholders submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. AES will provide the name, address and stock holding (to our knowledge) of the Stockholder proponents promptly upon oral or written request made to the Corporate Secretary of the Company. The Stockholder proposal follows.

Two Degree Scenario Analysis
WHEREAS:

To meet the goal of the Paris Agreement of keeping global temperature rise well below 2 degrees Celsius the International Energy Agency estimates that the global average carbon intensity of electricity production will need to drop by 90 percent. As long-term shareholders in the AES Corporation, we would like to understand how AES is planning for the risks and opportunities presented by global efforts to keep global temperatures within acceptable boundaries.

In June 2016, the credit rating agency Moody's indicated that they would begin to analyze carbon transition risk based on scenarios consistent with the Paris Agreement, and noted the high carbon risk exposure of the power sector. In June 2017, the Financial Stability Board's Taskforce on Climate-related Financial Disclosures finalized its guidelines for reporting on climate risk, recommending that companies in the utility sector evaluate the potential impact of different scenarios, including a 2°C scenario, on the organization's businesses, strategy, and financial planning.

Rapid expansion of low carbon technologies including distributed solar, battery storage, grid modernization, energy efficiency and electric vehicles provide not only challenges for utility business models but also opportunities for growth. Although AES has made investments in renewable energy and in battery storage it still has significant investments in carbon intensive projects around the globe. According to the 2015 and 2016 10-Ks, AES and its subsidiaries emitted of approximately 67.7 million metric tons of carbon dioxide in both years, with approximately 30.2 million metric tons emitted in the U.S. in 2016 (an increase from 27.4 tons in 2015). As investors, we are concerned that AES is not properly accounting for the risk of its current high investment in carbon-intensive generation and, despite its pledge of no new investments in coal generation, lacks an overall goal to reduce current emissions.

A 2-degree scenario analysis of AES's current generation and future plans will generate a more complete picture of current and future risks and opportunities than business as usual planning. Scenario analysis will help AES identify both vulnerabilities and opportunities for its business, and reassure investors and markets that AES is poised to manage and take advantage of future regulatory, technological and market changes.

RESOLVED: Shareholders request that AES, with board oversight, publish an assessment (at reasonable cost and omitting proprietary information) of the long-term impacts on the company's portfolio consistent with limiting global warming to no more than two degrees Celsius over pre-industrial levels.

Supporting Statement: This report could include:

•	How AES could adjust its capital expenditure plans to align with a two degree scenario; and

•
Plans to integrate technological, regulatory and business model innovations such as electric vehicle infrastructure, distributed energy sources (storage and generation), demand response, smart grid technologies, and customer energy efficiency as well as corresponding revenue models and rate designs.

The AES Corporation Proxy Statement 70

Stockholder Proposal

Management’s Statement in Opposition

The Board recommends that Stockholders vote AGAINST this Proposal 5.

Executive Summary.

Proposal 5 requests that AES prepare a report disclosing the long-term impacts on our portfolio consistent with the 2015 Paris Agreement’s goal of limiting global warming to no more than two degrees Celsius over pre-industrial levels. The actions called for by this proposal would cause unnecessary, time-consuming steps by AES, be a distraction from more focused and appropriate carbon emission reduction strategies being employed by AES that are tailored to our business, and waste significant resources for the reasons detailed below.

As part of our ordinary business operations and as a matter of good corporate governance and business judgment, we regularly assess the long-term impacts of any significant regulatory developments, including those related to environmental and sustainability initiatives, and do so based on an informed, nearly 40-year operating history.

We have acted, and continue to act, to adjust our business strategies to market and regulatory developments, and employ technological innovations in ways that make sense to our business. AES makes decisions and employs its resources efficiently and in ways that will ensure the long-term viability and success of the Company, as recently described in our February 2018 strategy presentation posted on our website at www.aes.com (the “Strategy Presentation”) which details the following (among other matters):

•
No New Coal-Fired Power Generation. AES does not intend to develop new coal plants, and in 2017, we announced the sale or retirement of 31% of our total coal-fired capacity (4.5 GW). By fiscal year-end 2020, we expect only 30% of our portfolio to be comprised of coal (as compared to 41% at fiscal year-end 2015). Further, we have made a $1.4 billion investment to transform Indianapolis Power & Light Company’s (“IPL”) generation fleet from coal to natural gas (once the investment program is completed in 2018, 45% of IPL’s portfolio will utilize natural gas), which will increase efficiency and reduce carbon and other emissions.

•
Lowered Global Portfolio Carbon Emissions by 15% from 2012 to 2016. Through our long-term strategy to grow and expand our business, AES has already accomplished a significant reduction in carbon emissions from its portfolio in recognition of, and in anticipation of, market and regulatory developments.

•
Increasing Renewable and Natural Gas Capacity. We have continued to reshape our portfolio toward the goal of reducing our overall carbon intensity by increasing renewable and natural gas capacity. We are expecting to add up to 8.3 GW of new capacity in renewables and natural gas by 2020. Our portfolio of renewables and natural gas is expected to increase to 66% by fiscal year-end 2020 (as compared to 55% at fiscal year-end 2015). We believe that investing in natural gas and renewable projects makes sense for our business and will reduce the carbon intensity of our portfolio.

•
Brought New Energy Solutions to Markets We Serve. As further described below, we have recently entered into significant transactions to expand our renewables, including: (i) the acquisition of sPower, the largest independent solar developer in the U.S.; (ii) the creation of Fluence, a leading global energy storage technology and services company; and (iii) substantial investments in natural gas, renewables, battery-based energy storage, and retrofits (including, without limitation, adding 611 MW of renewable capacity to a wind facility in Brazil in 2017 and a 2.5 GW development pipeline in Mexico).

•
AES is Clear and Transparent About Our Numerous Environmental and Sustainability Initiatives to Enhance the Value of our Business for Stakeholders. We provide extensive public disclosures on our approach to sustainability initiatives and technological and regulatory changes, including their potential impacts on our business. The Strategy Presentation, along with prior reports, detail our plans and progress toward reducing carbon emissions from our business, and describe how we are providing affordable, sustainable energy to our customers in 16 countries. These presentations were developed with support and oversight from the AES Board, and evidence our commitment at the highest level to sustainability initiatives.

•
Recognition by Third-Parties for AES Sustainability Efforts. As a result of these ongoing efforts and disclosures regarding sustainability, AES continues to be favorably recognized by third-party leaders in the global sustainability movement, including CERES, The Dow Jones Sustainability Index, CDP (formerly known as Carbon Disclosure Project), FTSE4Good, and as one of Ethisphere’s World’s Most Ethical Companies.

Although AES acknowledges the proponents’ concerns about potential climate change risks, we believe this proposal is based on the flawed premise that a goal of limiting global warming to two degrees Celsius would require individual companies to curtail their own

The AES Corporation Proxy Statement 71

Stockholder Proposal

development proportionately, undermining the judgment of management and boards and without regard to the unique circumstances of each company. In contrast, AES believes that taking prudent, practical, and cost-effective actions to address emissions concerns is the right thing to do. Mitigation of greenhouse gas emissions and continuation of scientific and technological research on climate-related matters should all be considered in the context of a particular company’s own facts and circumstances and business strategies. We have demonstrated our commitment to these efforts, while continuing to be focused on generating attractive returns for our Stockholders.

AES’ Environmental Principles.

At AES, our mission is “improving lives by providing safe, reliable and sustainable energy solutions in every market we serve.” Consistent with this mission, we maintain the AES Corporation Environmental Policy, which includes the following four main principles:

•	Meet or exceed the requirements of environmental rules and regulations imposed by local, regional, and national governments and by participating financial institutions;

•	Meet or exceed our own environmental standards, as set forth in our numerous programs and policies;

•	Plan and budget for investments that achieve sustainable environmental impacts; and

•	Strive to continually improve environmental performance at every business.

This final point is underscored by the fact that our environmental practices are continually evolving to meet the needs of our business, address concerns of our stakeholders, and promote returns to our Stockholders.

Our Investment Program.

As described above, we continue to make significant investments in renewable energy sources, including hydro, wind, energy storage, and biomass facilities. As of fiscal year-end 2017, 26% of our global portfolio consisted of renewables and another 37% was fueled by natural gas. Our Investment Program continues to focus on renewables, with plans to add up to 8.3 GW of new capacity through 2020.

•
Increased Investment in Renewables. In 2017, AES and Alberta Investment Management Corporation (AIMCo) completed the joint acquisition of sPower, a leading independent solar power developer in the United States at the time of acquisition. sPower has 1.3 GW of solar and wind projects across 11 states, with an additional 10 GW of renewables in its development pipeline. Adding sPower to our portfolio reduced AES’ carbon intensity by 2% during 2017 and the portion of our total generation attributable to coal-fired power plants by 1.5%. Moreover, sPower’s robust development pipeline and expertise will allow us to significantly grow our renewables portfolio in the coming years. In addition, we are developing solar plus energy storage projects in Hawaii, utilizing 47 MW of solar photovoltaic (PV) capacity and 34 MW of five-hour duration battery-based energy storage, allowing for emissions-free energy for most of the day and night.

•
Technological Change. We are a world leader in battery-based energy storage with more than 10 years of experience in developing energy storage solutions. Energy storage helps integrate renewable energy sources, such as wind and solar, to add zero emissions solutions to the power grid and thereby ensure grid stability and reliable power. The size of the energy storage market is expected to grow rapidly and reach $100 billion by 2030, according to Bloomberg New Energy Finance. In January 2018, we partnered with Siemens to form Fluence, a new global energy storage technology and services company. Fluence has 485 MW in operation, construction or advanced development, with projects in 15 countries. Through a sales partnership with the Siemens global sales force, we believe that Fluence will be able to sell energy storage solutions and services in up to 160 countries as this market continues to grow.

•	Improving Environmental Performance. Our current strategy includes growth projects currently underway that will significantly reduce our carbon emissions. These projects include:

◦
A $1.4 billion investment at IPL, which significantly upgraded IPL’s power generation fleet and converted coal and oil plants to natural gas and reduced SO2, NOx, mercury, and particulate matter emissions by over 50% from 2013 to 2017;

The AES Corporation Proxy Statement 72

Stockholder Proposal

◦
A $2.3 billion repowering project for AES Southland, including a 1,284 MW combined-cycle natural gas power plant and 100 MW of energy storage capacity, which will increase fuel efficiency by 50%, reduce use of ocean water by 100%, and reduce the need for fresh water by 65%; and

◦
Continued investments in liquefied natural gas (LNG) opportunities to provide cleaner alternatives to countries that predominantly rely on oil-fueled power generation, including in the Dominican Republic, where oil-fired generation plants were converted to run on natural gas. Since 2003, these conversions have reduced CO2 emissions by more than 4 million tons.

Our Sustainability and Climate Change-Related Disclosures Are Best-in-Class.

We believe our existing public statements and disclosures relating to our sustainability initiatives are best-in-class, as evidenced by the Strategy Presentation, other presentations, and the following disclosures that are publicly-available on our website and directly address our focus on sustainability and environmental performance, including at the management and AES Board levels.

•
Annual CDP Disclosure. Each year, we voluntarily respond to, and publish on our website, the annual Climate Change CDP questionnaire. We consistently have received high scores from CDP, including an A- in 2017, which positions us within the 25% highest scoring companies in the Electric Utilities sector (over 90 companies) and 22% of the highest scoring companies responding to CDP (over 2,400 companies). Our “Leadership” status with CDP evidences our thorough understanding of risks and opportunities related to climate change, as well as how we have formulated and implemented strategies to mitigate or capitalize on these risks and opportunities.

•
Sustainability Reports. Since 2012, we have voluntarily published on our website sustainability reports that follow the G4 Sustainability Reporting Guidelines standards (GRI). Our sustainability reports provide information specifically related to our environmental management and focus on the reduction of GHGs and other air emissions, and detail how we have adjusted our business and operations to be consistent with limiting emissions and have integrated our use of low carbon technologies, such as battery storage and grid modernization.

•
Sustainability Disclosures in Filings with the SEC. We provide robust disclosure around climate change and carbon risk in our SEC disclosures, including our Annual Report on Form 10-K. These expansive disclosures describe current and potential litigation related to carbon emissions, our subsidiaries’ emissions for our United States and global businesses, potential environmental impacts related to our subsidiary plants under construction, and the risks associated with carbon emissions.

•
Accolades and Recognition. We have received numerous recognitions for our existing climate change disclosures and sustainability efforts. In 2017, AES was again named to the Dow Jones Sustainability Index (“DJSI”) for North America, with 2017 being the fourth year in a row that AES was included in the DJSI for North America. In 2017, AES also was named to Ethisphere’s list of “World’s Most Ethical Companies” for the fourth year in a row and is one of only six companies in our category - Energy & Utilities - to receive this honor. Also in 2017 AES was named a constituent of the FTSE4Good Index series, which is designed to measure the performance of companies demonstrating strong Environmental, Social and Governance (ESG) practices. Additionally, CERES, a non-profit organization advocating for sustainability leadership, highlighted AES’ climate change disclosures in a report titled, “Cool Response: The SEC and Corporate Climate Change Reporting.” In that report, CERES reviewed the quality of SEC climate change disclosures over the prior five years and ranked one of AES’ Annual Reports as containing “the best disclosure over the study period” and used AES’ disclosures as a benchmark perfect “100” score with “all other scores normalized against this standard.” [Emphasis added].

•
Sustainability Website. Our sustainability website (http://www.aes.com/sustainability/sustainability-overview/default.aspx) provides information focusing on specific areas within the context of five broad strategic initiatives: Financial Excellence, Operational Excellence, Environmental Performance, Stakeholder Engagement, and AES People, including relating to our Environmental Policy, identification of material issues relating to “Environmental Performance,” which include air emissions; information about external recognition from AES stakeholders for the Company’s ongoing performance improvements; and examples of environmental management to mitigate or reduce environmental impact.

Conclusion.

We have made significant strides toward addressing climate change risks, as evidenced by the concrete actions taken, and we have provided robust public disclosures relating to climate change and emissions concerns. Consistent with past practice, consideration of the impact of climate change will remain a key component of AES’ Corporate Strategy and Investment Program in the future.

The AES Corporation Proxy Statement 73

Stockholder Proposal

While we place great value on Stockholder input, we also believe that our current practices substantially address the objectives of the report requested in Proposal 5. In this regard, while our published strategy presentations and other disclosures definitively address how our recent capital projects and plans for the next several years are focused on a reduction in our carbon emissions, the assessment sought by Proposal 5 is speculative in nature and would impose a “one size fits all” mandate on AES. Moreover, the requested report would require a significant amount of time, effort, and expense on behalf of AES in a relatively brief period of time, without providing our Stockholders with commensurate value. In light of the foregoing, the Board is recommending a vote against Proposal 5.

THE BOARD RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL

The AES Corporation Proxy Statement 74

Frequently Asked Questions

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING
Do I need an admission ticket to attend the Annual Meeting?
Yes. You must present both (i) an admission ticket or proof of stock ownership and (ii) valid photo identification to attend the Annual Meeting.

•	If you received these materials by mail, your admission ticket is attached to your Proxy card. Please detach the ticket and bring it with you to the Annual Meeting.

•	If you vote electronically via the Internet, you can print an admission ticket from the online site.

•
If you hold shares through an account with a bank or broker, contact your bank or broker to request a legally valid Proxy from the owner of record to vote your shares in person. This will serve as your admission ticket.

•
A recent brokerage statement or letter from your broker showing that you owned AES common stock in your account as of February 26, 2018, serves as proof of stock ownership and may be presented in lieu of an admission ticket.

If you do not have an admission ticket or proof of ownership and valid photo identification, you will not be admitted into the Annual Meeting.
Please also note that if you attend the Annual Meeting, the use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers and similar devices is strictly prohibited at the Annual Meeting.
What is the record date?
The record date for the Annual Meeting is February 26, 2018. The record date has been established by the Board as permitted by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments of the Annual Meeting. Each share of common stock is entitled to one vote.
How does a Stockholder submit a vote on a proposal?
A Stockholder may vote by telephone, via the Internet, or in person by attending the Annual Meeting. A Stockholder may also vote by marking, signing, dating and returning the Proxy Card to the Office of the Corporate Secretary at 4300 Wilson Boulevard, Arlington, Virginia 22203. Instructions on how to vote by phone or via the Internet are set forth in the Notice of Internet Availability of Proxy Materials or Proxy Card. If a Stockholder owns shares through a broker or other intermediary, voting instructions will be set forth in the voting instruction card provided by your broker or other intermediary.
What are the approval requirements?
If a Proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the Proxy. If no instructions are specified in the Proxy with respect to the matters to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Each share of common stock is entitled to one vote on each proposal contained herein. Generally, except as otherwise provided by law, rule, AES’ Sixth Restated Certificate of Incorporation (the “Charter”) or our By-Laws, the affirmative vote of a majority of the shares of common stock present in person or represented by Proxy at the meeting and entitled to vote on the matter is required for approval. Each Proposal on which Stockholders will vote at the Annual Meeting, including for the election of Directors (in accordance with Section 216 and subject to Section 141(b) of the Delaware General Corporation Law), must be approved by a majority of the shares of common stock present in person or represented by Proxy at the meeting and entitled to vote on the Proposal.
In tabulating the voting results for any particular proposal, abstentions have the same effect as votes against the matter. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of Directors, the advisory approval of the Company’s executive compensation, the proposal seeking ratification of our special meeting provisions in the By-Laws, and the nonbinding Stockholder proposal seeking an assessment relating to a two degree scenario and impacts on the Company’s business. However, brokers may vote their clients’ shares on “routine” proposals such as the proposal seeking ratification of EY as the independent registered public accounting firm for fiscal year 2018. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

The AES Corporation Proxy Statement 75

Frequently Asked Questions

What constitutes a quorum?
For business to be conducted at the Annual Meeting, a quorum must be present or represented by Proxy. Under our By-Laws, the presence, in person or represented by Proxy, of a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting will constitute a quorum, except as otherwise provided by statute or by the Charter. The number of outstanding shares of common stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Annual Meeting. A copy of the By-Laws is available on our website (www.aes.com).
May a Stockholder change a vote?
Stockholders are entitled to revoke their Proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, a Stockholder must file a written notice of revocation with the Company, deliver a duly executed Proxy bearing a later date than the original submitted Proxy, submit voting instructions again by telephone or via the Internet, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your Proxy. If you hold shares in street name, you must contact your broker, bank or other nominee to change your vote or obtain a Proxy to vote your shares if you wish to cast your vote in person at the meeting.
Are voting records confidential?
We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.
How does the Company solicit proxies?
The Company will solicit Proxies by mail, telephone, or other means of communication. We will bear the cost of the solicitation of Proxies. The Company has retained Computershare Trust Co., N.A. and Georgeson Inc. to assist in soliciting Proxies from Stockholders and we will pay a fee estimated at $35,000, plus expenses, for such services. In addition, solicitation may be made by our Directors, Officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our Common Stock.

The AES Corporation Proxy Statement 76

Directions to the Annual Meeting

DIRECTIONS TO THE ANNUAL MEETING
American Trucking Association Conference Center (950 North Glebe Road, Suite 210, Arlington, VA 22203)
From Points North—I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71); stay in the right hand lane after the first traffic light at N. Wakeield St.; turn RIGHT at the second light onto N. Glebe Rd. (Rte. 120) toward Wilson Blvd., which is the next light beyond Fairfax Ave.; turn RIGHT into the 950 North Glebe Road Driveway.; turn RIGHT into building parking garage.
From Points South—I-95 N to I-395 N toward Washington; merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; turn LEFT onto Wilson Blvd.; turn right on N. Wakefield St.; turn LEFT into building parking garage.
From Points East—I-66 W to the N. Glebe Road exit (Exit 71); at the light at the top of the ramp, turn LEFT onto N. Glebe Rd.; turn RIGHT into the 950 North Glebe Road Driveway.; turn RIGHT into building parking garage.
From Points West—I-66 E toward Washington, DC; stay in the right hand lane after the first traffic light at N. Wakeield St.; turn RIGHT at the second light onto N. Glebe Rd. (Rte. 120) toward Wilson Blvd., which is the next light beyond Fairfax Ave.; turn RIGHT into the 950 North Glebe Road Driveway.; turn RIGHT into building parking garage.
Parking - Underground parking managed by Atlantic Parking is conveniently located in the American Trucking Association Conference Center building. The current daily rates are $8 for the first hour, $15 for 2 hours (daily maximum is $17). Ballston Commons Mall Public Parking Garage is located three blocks from the American Trucking Association Conference Center. Daily rates are $1 for the first three hours Monday – Friday (daily maximum is $8). All garage rates are subject to change.

The AES Corporation Proxy Statement 77

Appendix A

APPENDIX A
Section 2.04    (A)    Special meetings of the stockholders, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held at such place as may from time to time be designated by the Board of Directors and (1) may be called by the Chairman of the Board, the President or by resolution adopted by a majority of the entire Board of Directors or (2) shall be called by the Chairman of the Board or the Secretary at the written request of one or more stockholders of record that at the time a request is delivered Own (as defined below) or who are acting on behalf of one or more stockholders or beneficial owners who Own (as defined below) shares representing at least twenty-five percent (25%) (the “Requisite Percent”) of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, provided a special meeting called at the request of one or more stockholders (a “Stockholder Requested Special Meeting”) shall be called by the Chairman of the Board or the Secretary only if the stockholder(s) requesting such meeting provide the information regarding such stockholder(s) and the proposed special meeting and comply with such procedures set forth in Section 2.04(B).
(B)    In order for a Stockholder Requested Special Meeting to be called by the Chairman of the Board or the Secretary, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the stockholders of record that Own the Requisite Percent of capital stock of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must be accompanied by:

(1)	in the case of any Stockholder Requested Special Meeting at which director nominations are proposed to be presented, the information required by Sections 2.16 and 9.01 of these By-Laws; and/or

(2)
in the case of any Stockholder Requested Special Meeting at which any business other than nominations of persons for election to the Corporation’s Board of Directors is proposed to be presented, the information required by Sections 2.15 and 2.16 of these By-Laws (which shall be in addition to the information required by Section 9.01 if director nominations are also proposed to be considered); and

(3)
(a) as to each stockholder of the Corporation signing such request, or if such stockholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, (i) an affidavit by each such person stating the number of shares of capital stock of the Corporation that it Owns (as defined below) as of the date such request was signed and agreeing to continue to Own such number of shares of capital stock through the date of the Stockholder Requested Special Meeting and an agreement by such person to update and supplement such affidavit as of the record date for the Stockholder Requested Special Meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting; provided that in the event of any decrease in the number of shares of capital stock of the Corporation Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s Special Meeting Request shall be deemed to have been revoked with respect to such shares of capital stock of the Corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percent, and (ii) a statement stating whether it intends to maintain Ownership of the Requisite Percent of 3 capital stock of the Corporation for at least one year following the Stockholder Requested Special Meeting, and (b) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, the information required under Sections 2.15 and 2.16 as to such stockholder or beneficial owner.

(C)    One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above and has been dated and delivered to the Secretary within 60 days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request shall not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within five business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the Request Receipt Date by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation, the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders and the date of such determination is referred to herein as the “Request Receipt Date.” A Special Meeting Request shall not be valid if: (1) such Special Meeting Request relates to an item of business that is not a matter on which stockholders are authorized to act under, or that involves a violation of, applicable law, or (2) the Request Receipt Date occurs during the period commencing 90 days prior to the first anniversary of the date of the most recent annual meeting of stockholders and ending

The AES Corporation Proxy Statement 78

Appendix A

on the date of the next annual meeting of stockholders, or (3) the purpose specified in the Special Meeting Request relates to an item of business (other than the election of directors) that is the same or substantially similar (as determined in good faith by the Board of Directors, a “Similar Item”) to an item of business that was presented at any meeting of stockholders held within the 12 months prior to the Request Receipt Date, or (4) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called or that is called for a date within 90 days of the Request Receipt Date.
(D)    Any special meeting of stockholders shall be held at such date and time as may be fixed by the Board of Directors in accordance with these By-Laws and in compliance with the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”); provided, however that a Stockholder Requested Special Meeting shall be called for a date not more than (1) 90 days after the Request Receipt Date (or, in the case of any litigation related to the validity of the requests for a Stockholder Requested Special Meeting, 90 days after the resolution of such litigation), or (2) 50 days after the date the Corporation files definitive soliciting materials with respect to such meeting pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), whichever is latest. 4
(E)    Business transacted at any Stockholder Requested Special Meeting shall be limited to (1) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (2) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request, or their qualified representatives (as defined below), appears at the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request(s), the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation. For purposes of this Section 2.04, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of such matters at the meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(F)    For the purposes of this Section 2.04 and Section 9.02, a stockholder or beneficial owner shall be deemed to “Own” only those shares of outstanding capital stock as to which such person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (b) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or affiliate. A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person shall be deemed to continue to Own shares during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five (or less) business days’ notice, and has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The determination of the extent to which a stockholder or beneficial owner “Owns” any shares of capital stock for these purposes shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.

The AES Corporation Proxy Statement 79

The AES Corporation
C/O COMPUTERSHARE TRUST COMPANY N.A.
P.O. Box 8509
Edison, NJ 08818

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time on April 19, 2018.
Vote by Internet - Go to www.envisionreports.com/aes - Or scan the QR code with your smartphone - Follow the steps outlined on the secure website
Vote by telephone - Call toll free 1-800-652-VOTE(8683) within the USA, US territories & Canada on a touch tone telephone - Follow the instructions provided by the recorded message
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

 A - Proposals - The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4 and AGAINST Proposal 5.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Andrés R. Gluski	☐	☐	☐	02 - Charles L. Harrington	☐	☐	☐	03 - Kristina M. Johnson	☐	☐	☐
04 - Tarun Khanna	☐	☐	☐	05 - Holly K. Koeppel	☐	☐	☐	06 - James H. Miller	☐	☐	☐
07 - Alain Monié	☐	☐	☐	08 - John B. Morse, Jr.	☐	☐	☐	09 - Moisés Naím	☐	☐	☐
10 - Jeffrey W. Ubben	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve, on an advisory basis, the Company’s executive compensation.	☐	☐	☐	3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year 2018.	☐	☐	☐

4. To ratify the Special Meeting Provisions in the Company’s By-Laws.	☐	☐	☐	5. If properly presented, a nonbinding Stockholder proposal seeking an assessment relating to a two degree scenario and impacts on the Company’s business.	☐	☐	☐

B - Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

2018 Annual Meeting Admission Ticket

The AES Corporation Annual Meeting of Stockholders

Thursday, April 19, 2018, 9:30 AM EDT
American Trucking Association Conference Center
950 North Glebe Road, Suite 210
Arlington, VA 22203
(Doors to meeting open at 8:30 AM)
Upon arrival, please present this admission ticket
and photo identification at the registration desk.

 PROXY - THE AES CORPORATION

Proxy Solicited on Behalf of the Board of Directors of The AES Corporation for Annual Meeting April 19, 2018
The Undersigned hereby appoints Andrés R. Gluski or Vincent W. Mathis, or either of them, and any substitute or substitutes, to be the attorneys and Proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation (“AES”) to be held at 9:30 a.m. EDT on Thursday, April 19, 2018 at the American Trucking Association Conference Center, 950 North Glebe Road, Suite 210, Arlington, VA 22203, or at any adjournment or postponement thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned held of record on the books of AES on the record date for the meeting for the election for the Nominees listed on the reverse side of this card (Proposal 1), to approve, on an advisory basis, the Company’s executive compensation (Proposal 2), the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 2018 (Proposal 3), the ratification of the Special Meeting Provisions in the Company’s By-Laws (Proposal 4), and if properly presented, to vote on a nonbinding Stockholder proposal seeking an assessment relating to a two degree scenario and impacts on the Company’s business (Proposal 5), each referred to on the reverse side of this card and described in the Proxy Statement.
This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4 and AGAINST Proposals 5. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.
You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your share unless you sign and return this card, or vote by telephone or the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Your vote is important. Please vote immediately

 C - Non-Voting Items

Change of Address - Please print your new address below	Comments - Please print your comments below	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD